Exhibit 99.5

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ITEM		PAGE
MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING		- 2 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		- 3 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		- 5 -

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)		- 6 -

CONSOLIDATED BALANCE SHEETS		- 7 -

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY		- 8 -

CONSOLIDATED STATEMENTS OF CASH FLOWS		- 9 -

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES	- 10 -

2.	SEGMENT DATA	- 14 -

3.	INVENTORIES	- 18 -

4.	DERIVATIVE FINANCIAL INSTRUMENTS	- 19 -

5.	GOODWILL AND INTANGIBLE ASSETS	- 21 -

6.	PROPERTY, PLANT AND EQUIPMENT	- 22 -

7.	INVESTMENTS IN AFFILIATES	- 23 -

8.	ACQUISITIONS	- 23 -

9.	DIVESTITURES	- 25 -

10.	ASSETS AND LIABILITIES HELD FOR SALE	- 26 -

11.	LEASES	- 27 -

12.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES	- 27 -

13.	WARRANTIES	- 28 -

14.	RESTRUCTURING OF OPERATIONS AND OTHER CHARGES (CREDITS)	- 28 -

15.	DEBT	- 29 -

16.	PENSION PLANS	- 31 -

17.	POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS	- 36 -

18.	CONTINGENT LIABILITIES AND OTHER MATTERS	- 40 -

19.	STOCK COMPENSATION PLANS	- 41 -

20.	ACCUMULATED OTHER COMPREHENSIVE EARNINGS (DEFICIT)	- 45 -

21.	WARRANTS	- 45 -

22.	EARNINGS PER SHARE	- 46 -

23.	FAIR VALUE OF FINANCIAL INSTRUMENTS	- 47 -

24.	INCOME TAXES	- 49 -

25.	EMERGENCE FROM CHAPTER 11 PROCEEDINGS	- 51 -

26.	ACCOUNTING PRONOUNCEMENTS	- 52 -

27.	QUARTERLY FINANCIAL INFORMATION (UNAUDITED)	- 54 -

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS	- 56 -

Management’s Report on Internal Control Over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended).

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. PricewaterhouseCoopers LLP’s report on the effectiveness of internal control over financial reporting is included in the Report of Independent Registered Public Accounting Firm beginning on page 91 hereof.

Based on our assessment, management determined that, as of December 31, 2008, the Company’s internal control over financial reporting was effective.

/s/ Michael H. Thaman	Date February 18, 2009
Michael H. Thaman,
President and Chief Executive Officer

/s/ Duncan J. Palmer	Date February 18, 2009
Duncan J. Palmer
Senior Vice President and Chief Financial Officer

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Owens Corning:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings (loss), stockholder’s equity and cash flows present fairly, in all material respects, the financial position of Owens Corning and its subsidiaries (Successor Company or the Company) at December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2008 and the two month period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) for each of the two years in the period ended December 31, 2008 and the two month period ended December 31, 2006 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 25 to the consolidated financial statements, the United States Bankruptcy Court for the District of Delaware confirmed Owens Corning Sales, LLC’s (formerly known as Owens Corning) (Predecessor Company) Sixth Amendment Joint Plan of Reorganization (the “Plan”) on September 28, 2006. Confirmation of the Plan resulted in the discharge of certain claims against the Predecessor Company that arose before September 28, 2006 and substantially alters rights and interests of equity security holders as provided for in the Plan. The Plan was substantially consummated on October 31, 2006 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh-start accounting as of November 1, 2006.

As of November 1, 2006, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132R.”

As discussed in Note 3 to the consolidated financial statements, the Company changed the manner in which it accounts for inventory in 2009.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/S/ PricewaterhouseCoopers LLP

Toledo, Ohio

February 18, 2009 except for Notes 2, 3, and 26 as to which the date is June 1, 2009

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Owens Corning:

In our opinion, the accompanying consolidated statements of earnings (loss) and cash flows present fairly, in all material respects, the results of operations and cash flows of Owens Corning and its subsidiaries (Predecessor Company or the Company) for the period from January 1, 2006 to October 31, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) for the ten month period ended October 31, 2006 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. The company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements and on the financial statement schedule based on our integrated audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 25 to the consolidated financial statements, the Company filed a petition on October 5, 2000 with the United States Bankruptcy Court for the District of Delaware for reorganization under the provisions of Chapter 11 of the Bankruptcy Code. The Company’s Sixth Amended Joint Plan of Reorganization was substantially consummated on October 31, 2006 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh-start accounting.

As discussed in Note 3 to the consolidated financial statements, the Company changed the manner in which it accounts for inventory in 2009.

/S/ PricewaterhouseCoopers LLP

Toledo, Ohio

March 13, 2007 except for Note 9 as to which the date is February 26, 2008 and except for Notes 2, 3 and 26 as to which the date is June 1, 2009

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(in millions, except per share data)

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
NET SALES	$5,847	$4,978	$772	$4,627
COST OF SALES	4,925	4,202	688	3,713

Gross margin	922	776	84	914

OPERATING EXPENSES
Marketing and administrative expenses	617	498	86	408
Science and technology expenses	69	63	30	48
Restructuring costs	7	28	20	12
Chapter 11-related reorganization items	1	—	10	45
Credit for asbestos litigation recoveries	—	—	—	(13)
Employee emergence equity program expense	26	37	6	—
(Gain) loss on sale of fixed assets and other	(32)	6	8	(65)

Total operating expenses	688	632	160	435

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	234	144	(76)	479
Interest expense, net	116	122	29	241
Gain on settlement of liabilities subject to compromise	—	—	—	(5,864)
Fresh-start accounting adjustments	—	—	—	(2,919)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	118	22	(105)	9,021
Income tax expense (benefit)	931	(8)	(35)	991

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	(813)	30	(70)	8,030
Equity in net earnings (loss) of affiliates	2	(1)	—	4

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(811)	29	(70)	8,034
Discontinued operations:
Earnings (loss) from discontinued operations, net of tax of $0, $5, $(5) and $45, respectively	—	9	(11)	127
Gain on sale of discontinued operations, net of tax of $0, $40, $0, and $0, respectively	—	60	—	—

Total earnings (loss) from discontinued operations	—	69	(11)	127

NET EARNINGS (LOSS)	(811)	98	(81)	8,161
Less: Net earnings attributable to noncontrolling interests	2	3	4	4

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(813)	$95	$(85)	$8,157

AMOUNTS ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS:
Earnings (loss) from continuing operations, net of tax	$(813)	$26	$(74)	$8,030
Discontinued operations, net of tax	—	69	(11)	127

NET EARNINGS (LOSS)	$(813)	$95	$(85)	$8,157

BASIC EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations attributable to Owens Corning common stockholders	$(6.38)	$0.20	$(0.58)	$145.20
Earnings (loss) from discontinued operations attributable to Owens Corning common stockholders	—	0.54	(0.09)	2.30

Basic net earnings (loss) per common share attributable to Owens Corning common stockholders	$(6.38)	$0.74	$(0.67)	$147.50

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations attributable to Owens Corning common stockholders	$(6.38)	$0.20	$(0.58)	$134.06
Earnings (loss) from discontinued operations attributable to Owens Corning common stockholders	—	0.53	(0.09)	2.12

Diluted net earnings (loss) per common share attributable to Owens Corning common stockholders	$(6.38)	$0.73	$(0.67)	$136.18

WEIGHTED AVERAGE COMMON SHARES
Basic	127.4	128.4	128.1	55.3
Diluted	127.4	129.0	128.1	59.9

The accompanying notes to consolidated financial statements are an integral part of the statement.

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions)

	Successor
	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$236	$135
Receivables, less allowances of $21 in 2008 and $23 in 2007	576	721
Inventories	899	788
Restricted cash – disputed distribution reserve	31	33
Assets held for sale – current	13	53
Other current assets	102	104

Total current assets	1,857	1,834
Property, plant and equipment, net	2,819	2,777
Goodwill	1,124	1,174
Intangible assets	1,190	1,210
Deferred income taxes	42	484
Assets held for sale – non-current	3	173
Other non-current assets	187	199

TOTAL ASSETS	$7,222	$7,851

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,112	$1,137
Accrued interest	9	12
Short-term debt	30	47
Long-term debt – current portion	16	10
Liabilities held for sale – current	8	40

Total current liabilities	1,175	1,246
Long-term debt, net of current portion	2,172	1,993
Pension plan liability	308	146
Other employee benefits liability	270	293
Deferred income taxes	400	—
Liabilities held for sale – non-current	—	8
Other liabilities	117	161
Commitments and contingencies (Note 18)
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,824	3,784
Accumulated earnings (deficit)	(803)	10
Accumulated other comprehensive earnings (deficit)	(183)	173
Cost of common stock in treasury (c)	(101)	(1)

Total Owens Corning stockholders’ equity	2,738	3,967
Noncontrolling interest	42	37

Total equity	2,780	4,004

TOTAL LIABILITIES AND EQUITY	$7,222	$7,851

(a)	10 shares authorized; none issued or outstanding at December 31, 2008 and December 31, 2007
(b)	400 shares authorized: 131.7 issued and 127.0 outstanding at December 31, 2008; 130.8 issued and outstanding for December 31, 2007
(c)	4.7 shares at December 31, 2008

The accompanying notes to consolidated financial statements are an integral part of the statement.

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in millions)

	Common Stock Outstanding		Additional Paid in Capital	Accumulated Earnings (Deficit)	Accumulated Other Comprehensive Earnings (Deficit)	Treasury Stock	Noncontrolling Interest	Total
	Shares	Par Value
Balance at December 31, 2005 - Predecessor	55.3	$6	$692	$(8,420)	$(299)	$—	$47	$(7,974)
Net earnings	—	—	—	8,157	—	—	4	8,161
Currency translation adjustment	—	—	—	—	33	—	—	33
Minimum pension liability adjustment (net of tax of $3)	—	—	—	—	(5)	—	—	(5)
Deferred losses on hedging transaction (net of tax of $9)	—	—	—	—	(21)	—	—	(21)
Other	—	—	—	—	2			2

Total comprehensive earnings								8,170
Extinguishment of predecessor common stock	(55.3)	(6)	—	—	—	—	—	(6)
Fresh-start adjustments	—	—	(692)	263	290	—	(11)	(150)

Balance at October 31, 2006 – Predecessor	—	$—	$—	$—	$—	$—	$40	$40

Issuance of successor company stock	128.1	1	3,727	—	—	—	—	3,728

Balance at October 31, 2006 – Successor	128.1	$1	$3,727	$—	$—	$—	$40	$3,768

Net loss	—	—	—	(85)	—	—	4	(81)
Currency translation adjustment	—	—	—	—	2	—	—	2
Pension and other postretirement adjustment (net of tax of $12)	—	—	—	—	20	—	—	20
Deferred loss on hedging transaction (net of tax of $3)	—	—	—	—	(5)	—	—	(5)

Total comprehensive earnings								(64)
Stock-based compensation	2.7	—	6	—	—	—	—	6

Balance at December 31, 2006 – Successor	130.8	$1	$3,733	$(85)	$17	$—	$44	$3,710

Net earnings	—	—	—	95	—	—	3	98
Currency translation adjustment	—	—	—	—	75	—	(1)	74
Pension and other postretirement adjustment (net of tax of $45)	—	—	—	—	77	—	—	77
Deferred gain on hedging transaction (net of tax of $2)	—	—	—	—	4	—	—	4

Total comprehensive earnings								253
Purchases of subsidiary shares from noncontrolling interest	—	—	—	—	—	—	(9)	(9)
Purchases of treasury stock	—	—	—	—	—	(1)	—	(1)
Stock-based compensation	—	—	51	—	—	—	—	51

Balance at December 31, 2007 – Successor	130.8	$1	$3,784	$10	$173	$(1)	$37	$4,004

Net loss	—	—	—	(813)	—	—	2	(811)
Currency translation adjustment	—	—	—	—	(83)	—	(5)	(88)
Pension and other postretirement adjustment (net of tax of $38)	—	—	—	—	(254)	—	—	(254)
Deferred loss on hedging transaction (net of tax of $2)	—	—	—	—	(19)	—	—	(19)

Total comprehensive deficit								(1,172)
Purchase accounting adjustments to noncontrolling interest	—	—	—	—	—	—	8	8
Purchases of treasury stock	(4.7)	—	—	—	—	(100)	—	(100)
Stock-based compensation	0.9	—	40	—	—	—	—	40

Balance at December 31, 2008 – Successor	127.0	$1	$3,824	$(803)	$(183)	$(101)	$42	$2,780

The accompanying notes to consolidated financial statements are an integral part of the statement.

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net earnings (loss)	$(811)	$98	$(81)	$8,161
Adjustments to reconcile net earnings (loss) to cash provided by (used for) operating activities:
Provision for asbestos litigation claims	—	—	—	21
Depreciation and amortization	331	343	69	209
Gain on sale of businesses and fixed assets	(51)	(104)	—	(61)
Impairment of fixed and intangible assets and investments in affiliates	11	76	—	2
Deferred income taxes	893	—	(60)	219
Provision for pension and other employee benefits liabilities	30	45	8	83
Provision for post-petition interest/fees on pre-petition debt	—	—	—	247
Fresh-start accounting adjustments, net of tax	—	—	—	(2,243)
Gain on settlement of liabilities subject to compromise	—	—	—	(5,864)
Employee emergence equity program expense	26	37	6	—
Stock based compensation expense	17	5	—	—
Restricted cash	2	52	(85)	—
Payments related to Chapter 11 filings	(3)	(109)	(131)	—
Payment of interest on pre-petition debt	—	—	(31)	(944)
Payment to 524(g) Trust	—	—	—	(1,250)
(Increase) decrease in receivables	74	(9)	185	(78)
(Increase) decrease in inventories	(138)	4	129	(131)
(Increase) decrease in prepaid and other assets	(23)	7	(6)	(29)
Increase (decrease) in accounts payable and accrued liabilities	(64)	(106)	30	(107)
Proceeds from insurance for asbestos litigation claims, excluding Fibreboard	—	—	—	18
Pension fund contribution	(73)	(121)	(6)	(43)
Payments for other employee benefits liabilities	(24)	(25)	(4)	(23)
Increase in restricted cash – asbestos and Fibreboard	—	—	—	(87)
Other	(4)	(11)	(8)	(3)

Net cash flow provided by (used for) operating activities	193	182	15	(1,903)

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(434)	(247)	(77)	(284)
Investment in subsidiaries and affiliates, net of cash acquired	—	(620)	—	(47)
Proceeds from the sale of assets or affiliates	272	437	—	82

Net cash flow used for investing activities	(162)	(430)	(77)	(249)

NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Payment of equity commitment fees	—	—	—	(115)
Proceeds from long-term debt	12	617	5	21
Payments on long-term debt	(9)	(85)	(5)	(13)
Proceeds from revolving credit facility	1,135	713	—	—
Payments on revolving credit facility	(955)	(573)	—	—
Payment of contingent note to 524(g) trust	—	(1,390)	—	—
Net increase (decrease) in short-term debt	(16)	(13)	1	3
Purchases of treasury stock	(100)	—	—	—
Payments to pre-petition lenders	—	—	(55)	(1,461)
Proceeds from issuance of bonds	—	—	—	1,178
Proceeds from issuance of new stock	—	—	—	2,187
Debt issuance costs	—	—	—	(10)
Other	—	—	—	2

Net cash flow provided by (used for) financing activities	67	(731)	(54)	1,792

Effect of exchange rate changes on cash	3	25	—	6

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	101	(954)	(116)	(354)
Cash and cash equivalents at beginning of year	135	1,089	1,205	1,559

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$236	$135	$1,089	$1,205

DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$33	$40	$8	$50
Cash paid during the year for interest expense	$120	$159	$35	$951

The accompanying notes to consolidated financial statements are an integral part of the statement.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Headquartered in Toledo, Ohio, Owens Corning is a leading global producer of glass fiber reinforcements and other materials for composite systems and of residential and commercial building materials. The Company operates within two segments: Composites, which includes the Company’s Reinforcements and Downstream businesses; and Building Materials, which includes the Company’s Insulation, Roofing, and Other businesses. Through these lines of business, Owens Corning manufactures and sells products worldwide. The Company maintains leading market positions in all of its major product categories.

Basis of Presentation

Owens Corning (formerly known as Owens Corning (Reorganized) Inc.) was initially formed on July 21, 2006, as a wholly-owned subsidiary of Owens Corning Sales, LLC (formerly known as Owens Corning (“OCD”) and did not conduct significant operations prior to October 31, 2006 (the “Effective Date”), when OCD and 17 of its subsidiaries (collectively, the “Debtors”) emerged from Chapter 11 bankruptcy proceedings, as described more fully in Note 25. As part of a restructuring that was conducted in connection with OCD’s emergence from bankruptcy, on October 31, 2006, Owens Corning became a holding company and the ultimate parent company of OCD and the other Owens Corning companies.

Unless the context requires otherwise, the terms “Owens Corning,” “Company,” “we” and “our” in this report refer to Owens Corning (formerly known as Owens Corning (Reorganized) Inc.) and its subsidiaries.

In accordance with Statement of Position 90-7 (“SoP 90-7”), the Company adopted fresh-start accounting as of the Effective Date. Fresh-start accounting is required upon a substantive change in control and requires that the reporting entity allocate the reorganization value of the company to its assets and liabilities in a manner similar to that which is required under Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the provisions of fresh-start accounting, a new entity has been deemed created for financial reporting purposes. The financial information set forth in this report, unless otherwise expressly set forth or as the context otherwise indicates, reflects the consolidated results of operations and financial condition of Owens Corning and its subsidiaries for the periods following October 31, 2006 (“Successor”) and of OCD and its subsidiaries for the periods through October 31, 2006 (“Predecessor”).

On November 1, 2007, the Company completed the acquisition of Saint-Gobain’s reinforcements and composite fabrics business (the “Acquisition”) as described more fully in Note 8. Operating results of these businesses are included in our Composites segment and our Consolidated Financial Statements beginning November 1, 2007.

Also during the third quarter of 2007, the Company completed the sale of its Siding Solutions business and its Fabwel unit as described more fully in Note 9. The financial results for these businesses have been segregated and are reported as discontinued operations in the Consolidated Statements of Earnings (Loss) for all periods presented. Business segment results and the discussion thereof have been adjusted to exclude the results of Siding Solutions and Fabwel. Prior period Consolidated Balance Sheets and Consolidated Statements of Cash Flows have not been recast.

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States.

Principles of Consolidation

The Consolidated Financial Statements of the Company include the accounts of majority-owned subsidiaries. Intercompany accounts and transactions are eliminated.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reclassifications

Certain reclassifications have been made to the 2007 and 2006 Consolidated Financial Statements to conform to the classifications used in 2008.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Revenue Recognition

Revenue is recognized when title and risk of loss pass to the customer. Provisions for discounts and rebates to customers, returns, warranties and other adjustments are provided in the same period that the related sales are recorded and are based on historical experience, current conditions and contractual obligations, as applicable.

Cost of Sales

Cost of sales includes material, labor and manufacturing overhead costs, including depreciation and amortization expense, associated with the manufacture and distribution of the Company’s products. Distribution costs include inbound freight costs; purchasing and receiving costs; inspection costs; warehousing costs; shipping and handling costs, which include costs incurred relating to preparing, packaging, and shipping products to customers; and other costs of the Company’s distribution network. All shipping and handling costs billed to the customer are included as net sales in the Consolidated Statements of Earnings (Loss).

Marketing and Administrative Expenses

Marketing and administrative expenses include selling and administrative costs, including depreciation and amortization expense, not directly associated with the manufacture and distribution of the Company’s products.

Included in marketing and administrative expenses are marketing and advertising costs, which are expensed the first time the advertisement takes place. Marketing and advertising costs include advertising, substantiated customer incentive programs, and marketing communications. Marketing and advertising expenses for the Successor years ended December 31, 2008 and 2007, the Successor two months ended December 31, 2006 and the Predecessor ten months ended October 31, 2006 were $131 million, $118 million, $21 million, and $93 million, respectively.

Science and Technology Expenses

The Company incurs certain expenses related to science and technology. These expenses include salaries, building and equipment costs, utilities, administrative expenses, materials and supplies for the Company to improve and develop its products, services and manufacturing processes. These costs are expensed as incurred.

Earnings (Loss) per Share

Basic earnings (loss) per share were computed using the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflect the dilutive effect of common equivalent shares and increased shares that would result from the conversion of debt and equity securities. The effects of anti-dilution are not presented. Unless otherwise indicated, all per share information included in the Notes to the Consolidated Financial Statements is presented on a diluted basis. Upon emergence from Chapter 11, all Predecessor shares were extinguished and new Successor shares were issued.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company defines cash and cash equivalents as cash and time deposits with original maturities of three months or less when purchased.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is an estimate of the amount of probable credit losses in our existing accounts receivable. Account balances are charged off against the allowance when we feel it is probable the receivable will not be recovered.

As of December 31, 2008 one customer’s balance represented 16% of the Company’s consolidated trade receivables balance, and virtually all amounts with this customer were current. As of December 31, 2007, no customer’s balance exceeded 10% of the Company’s consolidated trade receivables balance.

Inventory Valuation

Inventory costs include material, labor, and manufacturing overhead costs, including depreciation and amortization expense associated with the manufacture and distribution of the Company’s products. Inventories are stated at lower of cost or market value. Cost is determined by the first-in, first-out (FIFO) method.

Investments in Affiliates

The Company accounts for investments in affiliates of 20% to 50% ownership with significant influence using the equity method under which the Company’s share of earnings of the affiliate is reflected in earnings and dividends are credited against the investment in affiliate when declared.

Goodwill and Other Intangible Assets

The Company does not amortize goodwill or indefinite-lived intangible assets. The Company completes an impairment review annually, or when circumstances arise which indicate there may be an impairment, using a fair value methodology. In performing this review, the Company uses an estimate of the discounted cash flows to approximate fair value in assessing whether the goodwill or indefinite-lived intangible assets are recoverable. See Note 5 to the Consolidated Financial Statements for further discussion.

Identifiable intangible assets with a determinable useful life are amortized over that determinable life. Amortization expense for the Successor years ended December 31, 2008 and 2007, the Successor two months ended December 31, 2006, and the Predecessor ten months ended October 31, 2006 was $22 million, $23 million, $25 million, and $2 million, respectively. See Note 5 to the Consolidated Financial Statements for further discussion.

Properties and Depreciation

Depreciation expense is calculated using the straight-line method. For the Successor years ended December 31, 2008 and 2007, the Successor two months ended December 31, 2006, and the Predecessor ten months ended October 31, 2006 depreciation expense was $309 million, $310 million, $42 million, and $199 million, respectively. The range of useful lives for the major components of the Company’s plant and equipment is as follows:

Buildings and leasehold improvements	15 – 40 years
Machinery and equipment
Furnaces	4 – 10 years
Information systems	5 – 10 years
Equipment	2 – 20 years

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

As a result of the adoption of fresh-start accounting as of the Effective Date, the useful lives for some of the Company’s machinery and equipment are less than the useful lives that would be assigned to newly purchased or constructed assets.

Expenditures for normal maintenance and repairs are expensed as incurred.

Asset Impairments

The Company exercises judgment in evaluating tangible and intangible long-lived assets for impairment. This requires estimating useful lives, future operating cash flows and fair value of the assets under review. Changes in management intentions, market conditions or operating performance could indicate that impairment charges might be necessary that would be material to the Company’s Consolidated Financial Statements in any given period.

Income Taxes

The Company recognizes current tax liabilities and assets for the estimated taxes payable or refundable on the tax returns for the current year. Deferred tax balances reflect the impact of temporary differences between the carrying amount of assets and liabilities and their tax basis. Amounts are stated at enacted tax rates expected to be in effect when taxes are actually paid or recovered. In addition, realization of certain deferred tax assets is dependent upon our ability to generate future taxable income. The Company records a valuation allowance to reduce its deferred tax assets to the amount that it believes is more likely than not to be realized. In addition, the Company estimates tax reserves to cover taxing authority claims for income taxes and interest attributable to audits of open tax years.

Taxes Collected from Customers and Remitted to Government Authorities and Taxes Paid to Vendors

Taxes are assessed by various governmental authorities at different rates on many different types of transactions. The Company charges sales tax or Value Added Tax (“VAT”) on sales to customers where applicable, as well as capture and claim back all available VAT that has been paid on purchases. VAT is recorded in separate payable or receivable accounts and does not affect revenue or cost of sales line items in the income statement. VAT receivable is recorded as a percentage of qualifying purchases at the time the vendor invoice is processed. VAT payable is recorded as a percentage of qualifying sales at the time an Owens Corning sale to a customer subject to VAT occurs. Amounts are paid to the taxing authority according to the method and collection prescribed by local regulations. Where applicable, VAT payable is netted against VAT receivable.

Pension and Other Postretirement Benefits

Accounting for pensions and other postretirement benefits involves estimating the cost of benefits to be provided well into the future and attributing that cost over the time period each employee works. To accomplish this, extensive use is made of assumptions about inflation, investment returns, mortality, turnover, medical costs and discount rates. These estimates are incorporated into the Company’s accounting for these benefits in conformity with Statement of Financial Accounting Standards Nos. 87, “Employers’ Accounting for Pensions,” 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” and 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FASB Statements No. 87, 88, 106, and 132(R).”

Derivative Financial Instruments

Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and its interpretations establish accounting and reporting standards requiring derivative instruments (including certain derivative instruments embedded in other contracts) to be recorded in the balance sheet as either an asset or liability measured at its fair value and related gains and losses to be recorded in income or

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

other comprehensive income, as appropriate. See Note 4 to the Consolidated Financial Statements for further discussion.

Foreign Currency Translation

The functional currency of the Company’s subsidiaries is generally the applicable local currency. Assets and liabilities of foreign subsidiaries are translated into United States dollars at the period-end rate of exchange, and their Statements of Earnings (Loss) and Statements of Cash Flows are converted on an ongoing basis at the rate of exchange when transactions occur. The resulting translation adjustment is included in Accumulated Other Comprehensive Earnings (Deficit) in the Consolidated Balance Sheets and Statements of Stockholders’ Equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the Consolidated Statement of Earnings (Loss) as incurred. The Company recorded a foreign currency transaction loss of $1 million for the Successor year ended December 31, 2008 and foreign currency transaction gains of $2 million, $3 million, and $2 million for the Successor year ended December 31, 2007, the Successor two months ended December 31, 2006, and the Predecessor ten months ended October 31, 2006.

2.	SEGMENT DATA

The Company discloses its segments in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“FAS 131”). Effective January 1, 2009, the Company’s business operations fall within two reportable segments: Composites and Building Materials. The Consolidated Financial Statements and the Notes to the Consolidated Financial Statements contained in this Report have been retrospectively recast to reflect the change to two reportable segments. The Company’s two reportable segments are defined as follows:

Composites – comprised of our Reinforcements and Downstream businesses. Within the Reinforcements business, the Company manufactures, fabricates and sells glass reinforcements in the form of fiber. Within the Downstream business, the Company manufactures and sells glass fiber products in the form of fabrics, mat, veil and other specialized products.

Building Materials – comprised of our Insulation, Roofing, and Other businesses. Within the Insulation business, the Company manufactures and sells fiberglass insulation into residential, commercial and industrial markets for both thermal and acoustical applications. It also manufactures and sells glass fiber pipe insulation, energy efficient flexible duct media and foam insulation used in above and below grade construction applications. Within the Roofing business, the Company manufactures and sells residential roofing shingles and oxidized asphalt materials used in residential and commercial construction and specialty applications. Our Other businesses include Masonry Products, which manufactures and sells stone veneer building products and Construction Services, which provides franchise opportunities for the home remodeling and new construction industries.

Earnings (loss) from continuing operations before interest and taxes by segment consists of net sales less related costs and expenses and is presented on a basis that is used internally for evaluating segment performance. Certain categories of expenses – such as general corporate expenses or income, restructuring costs and certain other expense or income items – are excluded from the internal evaluation of segment performance. Accordingly, these items are not reflected in earnings (loss) from continuing operations before interest and taxes for the Company’s reportable segments. Reference is made below to the reconciliation of reportable segment earnings (loss) from continuing operations before interest and taxes to consolidated earnings (loss) from continuing operations before interest and taxes.

Total assets by reportable segment are those assets that are used in the Company’s operations in each segment and do not include general corporate assets. General corporate assets consist primarily of cash and cash equivalents, deferred taxes, and corporate plant and equipment. Reference is made to the reconciliation of reportable segment assets to consolidated total assets below for additional information about such items.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.	SEGMENT DATA (continued)

External customer sales are attributed to geographic region based upon the location from which the product is shipped to the external customer. Long-lived assets by geographic region are reflected based upon the location of assets and include net plant and equipment.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.	SEGMENT DATA (continued)

	Successor					Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007		Two Months Ended December 31, 2006		Ten Months Ended October 31, 2006
	(in millions)
NET SALES
Reportable Segments
Composites	$2,363	$1,695		$227		$1,155
Building Materials	3,656	3,439		554		3,618

Total reportable segments	6,019	5,134		781		4,773
Corporate Eliminations	(172)	(156)		(9)		(146)

Consolidated	$5,847	$4,978		$772		$4,627

External Customer Sales by Geographic Region
United States	$3,728	$3,446		$541		$3,648
Europe	914	605		84		358
Canada and other	1,205	927		147		621

NET SALES	$5,847	$4,978		$772		$4,627

	Successor					Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007		Two Months Ended December 31, 2006		Ten Months Ended October 31, 2006
	(in millions)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES
Reportable Segments
Composites	$208	$123		$37		$71
Building Materials	175	233		35		505

Total reportable segments	$383	$356		$72		$576

Reconciliation to Consolidated Earnings (Loss) From Continuing Operations Before Interest and Taxes
Chapter 11-related reorganization items	$(1)	$—		$(10)		$(45)
Asbestos litigation recoveries	—	—		—		13
Net precious metal lease (expense) income	(9)	3		—		1
Restructuring and other costs	(7)	(54	)(a)	(32	)(b)	(11	)(c)
Acquisition integration and transaction costs	(75)	(41	)(d)	(6)		(7)
Gains (losses) on sales of assets and other line	34 (e)	(7)		—		45
Employee emergence equity program expense	(26)	(37)		(6)		—
Fresh-start accounting impact	—	(5)		(91	)(f)	—
Asset impairments	(10)	(60)		—		—
General corporate expense	(55)	(11)		(3)		(93)

CONSOLIDATED EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	$234	$144		$(76)		$479

(a)	Includes $28 million of restructuring cost and $26 million of other costs.
(b)	Includes $20 million of restructuring cost and $12 million of other costs.
(c)	Includes $12 million of restructuring cost and $1 million of other gains.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.	SEGMENT DATA (continued)

(d)	Includes $12 million related to the impact of inventory write-up and $1 million related to the write-off of in-process research and development.
(e)	Includes a $48 million gain on the sale of certain precious metals used in production tooling.
(f)	Includes $70 million related to the impact of inventory write-up and $21 million related to the write-off of in-process research and development.

	Successor
	December 31, 2008	December 31, 2007
	(in millions)
ASSETS
TOTAL ASSETS
Reportable Segments
Composites	$2,558	$2,792
Building Materials	4,118	4,090

Total reportable segments	$6,676	$6,882

Reconciliation to Consolidated Total Assets
Cash and cash equivalents	$236	$135
Restricted cash – disputed distribution reserve	31	33
Deferred income taxes	42	484
Pension-related assets	4	13
Investments in affiliates	53	53
Corporate fixed assets and other assets	180	251

CONSOLIDATED TOTAL ASSETS	$7,222	$7,851

LONG-LIVED ASSETS BY GEOGRAPHIC REGION
United States	$1,572	$1,707
Europe	607	720
Canada and other	643	523

TOTAL LONG-LIVED ASSETS	$2,822	$2,950

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
	(in millions)
PROVISION FOR DEPRECIATION AND AMORTIZATION
Reportable Segments
Composites	$135	$115	$16	$74
Building Materials	173	175	29	101

Total reportable segments	$308	$290	$45	$175

Reconciliation to Consolidated Provision for Depreciation and Amortization
General corporate depreciation and amortization	$23	$43	$22	$26

CONSOLIDATED PROVISION FOR DEPRECIATION AND AMORTIZATION	$331	$333	$67	$201

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.	SEGMENT DATA (continued)

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
	(in millions)
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Reportable Segments
Composites	$270	$73	$17	$113
Building Materials	134	151	54	161

Total Reportable Segments	$404	$224	$71	$274

Reconciliation to Consolidated Additions to Plant and Equipment
General corporate additions	$30	$23	$6	$10

CONSOLIDATED ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT	$434	$247	$77	$284

3.	INVENTORIES

Inventories are summarized as follows (in millions):

	Successor
	December 31, 2008	December 31, 2007
Finished goods	$656	$581
Materials and supplies	243	207

Total inventories	$899	$788

As a result of applying purchase accounting related to the Acquisition, inventories were stepped up to fair value resulting in an adjustment of approximately $12 million, which was charged to cost of sales in the Successor Company’s Consolidated Statement of Earnings (Loss) for the year ended December 31, 2007.

Prior to the first quarter of 2009, the Company valued its inventories in the United States under the last-in, first-out (LIFO) cost method. These inventories represented approximately 50% of the Company’s total inventory balance as of December 31, 2008. As of January 1, 2009, the Company changed its method of accounting for these inventories from the LIFO method to the first-in, first-out (FIFO) method. Use of FIFO provides better comparability to our peers, conforms the Company’s worldwide inventories to a consistent inventory costing method, and provides better matching of the Company’s expenses with its revenues. This change in accounting principle was applied retrospectively to all prior periods presented herein in accordance with Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections.” The Consolidated Financial Statements and Notes to the Consolidated Financial Statements contained in this Report have been retrospectively recast.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3.	INVENTORIES (continued)

The following table summarizes the effect of the accounting change on the Company’s Consolidated Financial Statements (in millions). Changes to other financial statement line items were immaterial.

	Successor
Statements of Earnings (Loss)	Twelve Months Ended December 31, 2008			Twelve Months Ended December 31, 2007
	Originally Reported	Effect of Change	As Adjusted	Originally Reported	Effect of Change	As Adjusted
Earnings (loss) from continuing operations before interest and taxes	$196	$38	$234	$145	$(1)	$144
Net earnings (loss) attributable to Owens Corning	$(839)	$26	$(813)	$96	$(1)	$95
Basic earnings (loss) per common share attributable to Owens Corning common stockholders	$(6.59)	$0.21	$(6.38)	$0.75	$(0.01)	$0.74
Diluted earnings (loss) per common share attributable to Owens Corning common stockholders	$(6.59)	$0.21	$(6.38)	$0.74	$(0.01)	$0.73

	Successor			Predecessor
Statements of Earnings (Loss)	Two Months Ended December 31, 2006			Ten Months Ended October 31, 2006
	Originally Reported	Effect of Change	As Adjusted	Originally Reported	Effect of Change	As Adjusted
Earnings (loss) from continuing operations before interest and taxes	$(44)	$(32)	$(76)	$451	$28	$479
Net earnings (loss) attributable to Owens Corning	$(65)	$(20)	$(85)	$8,140	$17	$8,157
Basic loss per common share attributable to Owens Corning common stockholders	$(0.51)	$(0.16)	$(0.67)	$147.20	$0.30	$147.50
Diluted loss per common share attributable to Owens Corning common stockholders	$(0.51)	$(0.16)	$(0.67)	$135.89	$0.29	$136.18

4.	DERIVATIVE FINANCIAL INSTRUMENTS

The Company is exposed to the impact of changes in commodity prices, foreign currency exchange rates, interest rates, and precious metals lease rates in the normal course of business. The Company’s risk management program is designed to manage the exposure and volatility arising from these risks. The Company utilizes derivative financial instruments to offset a portion of these risks. The Company uses derivative financial instruments only to the extent necessary to hedge identified business risks. The Company does not enter into such transactions for trading purposes.

The Company generally does not require collateral or other security with counterparties to these financial instruments and is therefore subject to credit risk in the event of nonperformance; however, the Company monitors credit risk and currently does not anticipate nonperformance by other parties. Contracts with counterparties generally contain right of setoff provisions. These provisions effectively reduce the Company’s exposure to credit

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4.	DERIVATIVE FINANCIAL INSTRUMENTS (continued)

risk in situations where the Company has gain and loss positions outstanding with a single counterparty. Positions under such provisions are reported on a net basis in the Consolidated Balance Sheet. It is the Company’s policy to offset the fair value amounts recognized for derivative instruments and fair value amounts recognized for cash collateral arising from derivative instruments executed with the same counterparty under a master netting arrangement. As of December 31, 2008, we had $3 million on deposit with one of our counterparties.

Assets and liabilities designated as hedged items are assessed for impairment or for the need to recognize an increased obligation, respectively, according to accounting principles generally accepted in the United States that apply to those assets or liabilities. Such assessments are made after hedge accounting has been applied to the asset or liability and exclude a consideration of (1) any anticipated effects of hedge accounting and (2) the fair value of any related hedging instrument that is recognized as a separate asset or liability. The assessment for an impairment of an asset, however, includes a consideration of the losses that have been deferred in other comprehensive earnings (loss) (“OCI”) as a result of a cash flow hedge of that asset.

Cash Flow Hedges

The Company uses forward and swap contracts, which qualify as cash flow hedges, to manage forecasted exposure to natural gas price and foreign exchange risk. Cash flow hedges related to foreign exchange risk were immaterial at December 31, 2008 and 2007.

It is the Company’s policy to enter into natural gas hedge instruments that mature within 36 months. The Company’s policy is to hedge up to 80% of its total forecasted natural gas exposures for periods within the next 6 months, and lesser amounts for the remaining periods. The Company records derivative assets in Other current assets in the Consolidated Balance Sheets and records derivative liabilities in Accounts payable and accrued liabilities in the Consolidated Balance Sheets. The fair value of derivative assets designated as hedging instruments under Statement of Financial Accounting Standards No. 133 “Accounting for Derivatives” (“FAS 133”) were $2 million and $3 million for December 31, 2008 and December 31, 2007, respectively. The fair value of derivative liabilities designated as hedging instruments under FAS 133 were $18 million at December 31, 2008 and $2 million at December 31, 2007. Changes in the fair value of derivative assets and liabilities are shown as Other on the Consolidated Statements of Cash Flows.

The Company performs an analysis for effectiveness of its derivative financial instruments at the end of each quarter based on the terms of the contract and the underlying item being hedged. The effective portion of the change in the fair value of cash flow hedges is deferred in accumulated OCI. Any portion of the change in fair value of the derivative that is determined to be ineffective is recorded as Gain (loss) on sale of fixed assets and other in the Consolidated Statements of Earnings (Loss). The ineffective portion of changes in the fair value of cash flow hedges recognized was $1 million for the year ended December 31, 2008 and less than $1 million for the year ended December 31, 2007 and the two month period ended December 31, 2006, and was a $12 million loss in the ten month period ended October 31, 2006. The Company records gains and losses related to derivatives that no longer meet the requirements of FAS 133 to Other in the Consolidated Statements of Earnings (Loss).

As of December 31, 2008, the Company had recorded $22 million of losses to accumulated OCI, compared to $2 million of losses at December 31, 2007 for derivatives designated as hedging instruments. As of December 31, 2008, $17 million of losses included in accumulated OCI in the Consolidated Balance Sheet relate to contracts that will impact earnings during the next twelve months. Transactions and events that are expected to occur over the next twelve months that will necessitate recognizing these deferred losses include the recognition of the hedged item through earnings. Losses reclassified from accumulated OCI into income are recorded to Cost of sales. For the year ended December 31, 2008, the Company recorded $4 million of such losses to Cost of sales, compared to $10 million for the year ended December 31, 2007.

Fair Value Hedges

The Company uses forward currency exchange contracts, which qualify as fair value hedges, to manage existing exposures to foreign exchange risk related to assets and liabilities recorded in the Consolidated Balance Sheets.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4.	DERIVATIVE FINANCIAL INSTRUMENTS (continued)

Gains and losses resulting from the changes in fair value of these instruments are recorded in Other on the Consolidated Statements of Earnings (Loss), the effect of which was not material in any period presented. The fair value of these instruments, which are recorded as Other current assets in the Consolidated Balance Sheets, was not material for any dates presented.

Other Financial Instruments with Off-Balance-Sheet Risk

The Company enters into standby letters of credit agreements to guarantee various operating activities. These agreements provide credit availability to beneficiaries if certain contractual events occur. As of December 31, 2008 and 2007, the Successor has approximately $65 million and $85 million, respectively, of unused letters of credit outstanding.

5.	GOODWILL AND INTANGIBLE ASSETS

Intangible assets and goodwill consist of the following (in millions):

	Successor
	December 31, 2008
	Weighted Average Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Customer relationships	19	$168	$(19)	$149
Technology	20	203	(28)	175
Franchise and other agreements	15	33	(5)	28
Non-amortizable intangible assets:
Trademarks		838	—	838

		$1,242	$(52)	$1,190

Goodwill		$1,124

	Successor
	December 31, 2007
	Weighted Average Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Customer relationships	19	$173	$(10)	$163
Technology	20	201	(21)	180
Franchise and other agreements	15	32	(3)	29
In process research and development		1	(1)	—
Non-amortizable intangible assets:
Trademarks		838	—	838

		$1,245	$(35)	$1,210

Goodwill		$1,174

The Company expects the ongoing amortization expense for amortizable intangible assets to be approximately $21 million in each of the next five years.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The changes in the net carrying amount of goodwill by segment are as follows (in millions):

Successor	Composites	Building Materials	Total
Balance as of December 31, 2007	$78	$1,096	$1,174
Income tax adjustments (see Note 24)	(18)	(31)	(49)
Foreign currency adjustments	—	(1)	(1)

Balance as of December 31, 2008	$60	$1,064	$1,124

The Successor Company has elected the fourth quarter to perform its annual testing for goodwill and indefinite-lived intangible asset impairment. The Company tests goodwill and indefinite-lived intangible assets for impairment during the fourth quarter of each year, or more frequently should circumstances change or events occur that would more likely than not reduce the fair value of a reporting unit below its carrying amount, as required in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” No changes in circumstances or events throughout 2008 indicated that the Company should perform an impairment test more frequently than its annual test. The annual test performed in 2008 resulted in no impairment of goodwill.

6.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following (in millions):

	Successor
	December 31, 2008	December 31, 2007
Land	$210	$244
Buildings and leasehold improvements	581	544
Machinery and equipment	2,305	2,157
Construction in progress	272	131

	3,368	3,076
Accumulated depreciation	(549)	(299)

Property, plant and equipment, net	$2,819	$2,777

In the fourth quarter of 2007 and the first quarter of 2008, the Company recorded an impairment loss of $50 million and $10 million, respectively, as a corporate charge to cost of sales on the Consolidated Statement of Earnings (Loss) to write the property, plant and equipment of the facilities in Battice, Belgium and Birkeland, Norway down to fair value less costs to sell.

In the third quarter of 2007, the Company recorded an impairment loss of $10 million on property, plant and equipment in conjunction with the integration of manufacturing facilities associated with the Acquisition. The loss was measured using prices for similar assets, and was recorded as a corporate charge to cost of sales on the Consolidated Statement of Earnings (Loss).

7.	INVESTMENTS IN AFFILIATES

At December 31, 2008 and 2007, the Company’s ownership percentage in affiliates, which generally are engaged in the manufacture of fibrous glass and related products for the insulation, construction, reinforcements, and textile markets, included:

	Successor
	2008	2007
Arabian Fiberglass Insulation Company, Ltd. (Saudi Arabia)	49%	49%
Automotive Composite Solutions (International)	26%	26%
Fiberteq LLC (U. S.)	50%	50%
Neptco LLC (U.S.)	50%	50%

The following tables provide summarized financial information on a combined 100% basis for the Company’s affiliates accounted for under the equity method (in millions):

	Successor
	2008	2007
Current assets	$47	$59
Noncurrent assets	$66	$57
Current liabilities	$27	$18
Noncurrent liabilities	$3	$10

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
Net sales	$145	$195	$40	$197
Gross margin	$15	$31	$6	$34
Net earnings (loss)	$8	$4	$1	$10

At December 31, 2008 the Company’s carrying amount for entities accounted for under the equity method exceeded the Company’s underlying equity in net assets by $11 million. This difference is the result of adopting fresh-start accounting at the Effective Date.

Dividends received from entities accounted for under the equity method for the Successor years ended December 31, 2008 and 2007, the Successor two months ended December 31, 2006 and the Predecessor ten months ended October 31, 2006 were less than $1 million, $4 million, $3 million, and $3 million, respectively. Undistributed earnings of affiliates was a gain of $2 million for the Successor year ended December 31, 2008.

8.	ACQUISITIONS

On November 1, 2007, the Company completed its acquisition of Saint-Gobain’s reinforcements and composite fabrics businesses (the “Acquisition”) for $640 million, which included $56 million in acquired cash and the assumption of $51 million of debt, and excludes estimated transaction costs and purchase price adjustments. As part of the Company’s global growth strategy, this acquisition strengthens its position as a market leader in glass reinforcements and composites. Operating results of these businesses are included in the Company’s Composites segment within the Consolidated Financial Statements beginning November 1, 2007.

In connection with this acquisition, the Company initiated plans to integrate the acquired operations and recorded $24 million in exit-related liabilities for severance to eliminate positions management believes will be redundant and

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

8.	ACQUISITIONS (continued)

cost related to exiting facilities and operations. Due to exit-related actions completed during 2008, the balance of these liabilities at December 31, 2008 is $2 million. The Company expects that these activities will be completed by 2011.

The following table summarizes the allocated values of the assets acquired and liabilities assumed at the date of acquisition (in millions).

November 1, 2007
Cash	$56
Other current assets	444
Other assets	8
Intangible assets	6
Property, plant, and equipment	524

Total assets acquired	1,038

Current liabilities	283
Short-term debt	45
Long-term debt, current portion	3
Long-term debt	3
Pensions, OPEB and other	42

Total liabilities assumed	376
Minority interest	8

Net assets acquired	$654

The final allocated value assigned to intangible assets acquired was $6 million, which consists of customer relationships of $3 million, with a weighted average useful life of 9 years, and technology of $3 million, with a weighted average useful life of 17 years. Included in technology was in-process research and development of $1 million which was immediately expensed in November 2007 and recorded within science and technology expense on the Consolidated Statements of Earnings (Loss). The pro-forma effect of this acquisition on revenues and earnings was not material.

During the second quarter of 2007, the Company increased its ownership in Owens Corning India Limited (“OCIL”) from 60% to 78.5%. The purchase price was approximately $28 million and was recorded as an increase in goodwill of approximately $20 million, an increase in plant and equipment of approximately $1 million and a decrease in minority interest of approximately $7 million on its Consolidated Balance Sheet. OCIL is a growing, profitable business with a low cost production platform that supplies Composites’ customers in India and exports to other markets.

On May 1, 2006, the Company completed its acquisition of Asahi Glass Co. Ltd.’s composite manufacturing facility located near Tokyo, Japan. The purchase price was approximately $8 million, subject to adjustment up to an additional $5 million, to be paid out in the future, if certain income thresholds are met. The pro-forma effect of this acquisition on revenues and earnings was not material.

In September 2006, the Company acquired the Modulo™/ParMur Group, a market-leading producer and distributor of manufactured stone veneer in Europe, for approximately $32 million. The acquisition furthered the global expansion of the Company’s manufactured stone veneer business in the European building products market. The pro-forma effect of this acquisition on revenues and earnings was not material.

9.	DIVESTITURES

On May 1, 2008, the Company completed the sale of two composite manufacturing plants in Battice, Belgium and Birkeland, Norway for $192 million of net cash proceeds plus the assumption of certain liabilities by the purchaser. A $10 million impairment charge was recorded in the first quarter of 2008 as cost of sales on the Consolidated Statement of Earnings (Loss) to write the property, plant and equipment of these facilities down to fair value less costs to sell. In the second quarter of 2008, the Company realized an additional loss of $1 million on the sale of these facilities which is included in the caption gain (loss) on sale of fixed assets and other on the Consolidated Statement of Earnings (Loss). These amounts are subject to post-closing adjustments. The sale of the two facilities completed required European Regulatory remedies associated with the Acquisition.

In August 2007, the Company completed the sale of its Siding Solutions business, a component of its Building Materials segment, for net proceeds of approximately $368 million. The sale was a result of the Company’s strategic review of this business. In the third and fourth quarters of 2007, the Company recognized a combined pretax gain of approximately $115 million on the sale, which was inclusive of a purchase price adjustment related to working capital. The divested business included the Norandex/Reynolds distribution business and three siding manufacturing facilities. The results of operations for the Siding Solutions business are reported within discontinued operations in the Consolidated Statements of Earnings (Loss). The prior period Consolidated Statement of Cash Flows has not been recast.

Operating results of the Siding Solutions business for the periods noted were as follows (in millions). There were no operations during 2008.

	Successor		Predecessor
	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
Net sales	$529	$118	$765

Fresh start accounting adjustments	$—	$—	$(94)

Earnings (loss) from discontinued operations before income tax expense	$28	$(10)	$124
Income tax expense (benefit)	10	(3)	26

Earnings (loss) from discontinued operations, net of taxes	$18	$(7)	$98

In September 2007, the Company completed the sale of its Fabwel unit, a component of its Composites segment, for net proceeds of approximately $57 million, which was inclusive of an estimated contingent liability. The sale was a result of the Company’s strategic review of this business. In the third quarter of 2007, the Company recognized a pretax loss of $15 million on the sale. The results of operations for the Fabwel unit are reported within discontinued operations in the accompanying Consolidated Statements of Earnings (Loss). The prior period Consolidated Statement of Cash Flows has not been recast.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

9.	DIVESTITURES (continued)

Operating results of the Fabwel unit for the periods noted were as follows (in millions). There were no operations during 2008.

	Successor		Predecessor
	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
Net sales	$97	$19	$160

Fresh start accounting adjustments	$—	$—	$(36)

Earnings (loss) from discontinued operations before income tax expense	$(14)	$(6)	$48
Income tax expense (benefit)	(5)	(2)	19

Earnings (loss) from discontinued operations, net of taxes	$(9)	$(4)	$29

In the first quarter of 2007, the Company sold its remaining 40% ownership interest in Owens Corning South Africa (Pty) Ltd. for $12 million.

10.	ASSETS AND LIABILITIES HELD FOR SALE

During 2008, the Company committed to plans to sell the assets and liabilities of certain facilities as a result of the integration of the Acquisition. In the fourth quarter of 2008, circumstances arose that previously were considered unlikely and the Company determined it was unlikely for the assets of one of these facilities to be sold within one year. Therefore, the assets of this facility are now classified as held and used for all periods presented. At December 31, 2008, assets and liabilities held for sale at the facilities remaining held for sale are comprised of $13 million of current assets and $8 million of liabilities.

The Company completed its sale of its composite manufacturing facilities located in Battice, Belgium and Birkeland, Norway on May 1, 2008. These facilities were included in the Company’s Composites segment. The assets and liabilities of these facilities were classified as held for sale beginning in the third quarter of 2007. See Note 9 for additional information regarding the sale of these facilities.

In the fourth quarter of 2007 and throughout the first half of 2008, the Company committed to plans to sell the assets of certain manufacturing facilities as part of its restructuring plans described in Note 14. In the second half of 2008, circumstances arose that previously were considered unlikely and the Company determined it was unlikely for the assets of certain of these facilities to be sold within one year. Therefore, the assets of these facilities are now classified as held and used for all periods presented. Additionally, certain of the assets held for sale as part of the restructuring plan have been divested during the twelve months ended December 31, 2008. At December 31, 2008, assets and liabilities held for sale as a result of the restructuring plans are comprised of $3 million of net property, plant and equipment.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

10.	ASSETS AND LIABILITIES HELD FOR SALE (continued)

As of December 31, 2008 and 2007, the assets and liabilities held for sale consist of the following (in millions):

	Successor
	December 31, 2008	December 31, 2007
Current assets
Receivables, net	$5	$22
Inventories	8	31

Total current assets	13	53
Property, plant and equipment, net	3	173

Total assets	$16	$226

Accounts payable and accrued liabilities	$8	$40

Total current liabilities	8	40
Other liabilities	—	8

Total liabilities	$8	$48

11.	LEASES

The Company leases certain equipment and facilities under operating leases expiring on various dates through 2025. Some of these leases include cost-escalation clauses. Such cost-escalation clauses are recognized on a straight-line basis over the lease term. Total rental expense charged to operations was $92 million, $93 million, $14 million, and $64 million in the Successor years ended December 31, 2008 and 2007, the Successor two months ended December 31, 2006, and the Predecessor ten months ended October 31, 2006, respectively. At December 31, 2008, the minimum future rental commitments under non-cancelable operating leases with initial maturities greater than one year payable over the remaining lives of the leases are (in millions):

Period	Minimum Future Rental Commitments
2009	$44
2010	$32
2011	$25
2012	$19
2013	$14
2014 and beyond	$87

12.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following are included in accounts payable and accrual liabilities as of December 31, 2008 and 2007 (in millions):

	Successor
	2008	2007
Accounts payable	$584	$569
Payroll and vacation pay	136	102
Payroll, property, and other taxes	167	164
Accrued pre-petition liabilities	30	125
Other employee benefits liability	84	50
Legal and audit fees	6	6
Restructuring	6	26
Warranty (current portion)	13	15
Other	86	80

Total	$1,112	$1,137

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

13.	WARRANTIES

The Company records a liability for warranty obligations at the date the related products are sold. Adjustments are made as new information becomes available. A reconciliation of the warranty liabilities for the years ended December 31, 2008 and 2007 is as follows (in millions):

	Successor
	December 31, 2008	December 31, 2007
Beginning balance	$33	$50
Amounts accrued for current year	15	13
Adjustments of prior accrual estimates	—	5
Settlements of warranty claims	(13)	(25)
Fresh-start present value adjustment	2	3
Siding Solutions divestiture	—	(13)

Ending balance	$37	$33

14.	RESTRUCTURING OF OPERATIONS AND OTHER CHARGES (CREDITS)

2007 Restructuring Plan

As a result of evaluating market conditions, actions were taken in the fourth quarter of 2007 to close certain facilities and reduce operating costs. During the Successor year ended December 31, 2008, the Company recorded $7 million of restructuring charges related to these actions. During the Successor year ended December 31, 2007, the Company recorded $57 million in charges, comprised of a $31 million in restructuring charges and $26 million of other charges. The $26 million of other charges were included in the Consolidated Statement of Earnings (Loss) under the caption Cost of sales. The Company anticipates that no additional restructuring costs will be incurred related to these actions, but that payments related to these activities will continue into 2009.

Corporate

In the fourth quarter of 2007, the Company’s actions resulted in $7 million in restructuring charges related to severance costs for approximately 60 corporate positions and equity awards costs for all employees terminated as part of the restructuring plan. No additional charges were incurred in the twelve months ended December 31, 2008.

Composites

In the fourth quarter of 2007, the Company’s actions resulted in $10 million in restructuring and other charges, comprised of $7 million in restructuring charges related to severance costs associated with the elimination of approximately 240 positions and $3 million in other charges related to impairment of fixed assets. The Company incurred additional restructuring charges of less than $1 million in the twelve months ended December 31, 2008 related to other costs associated with these actions.

Building Materials

In the fourth quarter of 2007, the Company’s actions resulted in $40 million in restructuring and other charges, comprised of $17 million in restructuring charges and $23 million in other charges. The $17 million in restructuring charges is comprised of $12 million related to severance costs associated with the elimination of approximately 440 positions due to work force reduction and plant closures and $5 million associated with the termination of contracts. The Company incurred additional restructuring charges of $7 million in the twelve months ended December 31, 2008; $6 million related to severance, and $1 million related to other costs associated with these actions.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

14.	RESTRUCTURING OF OPERATIONS AND OTHER CHARGES (CREDITS) (continued)

The following table summarizes the status of the liabilities from the Company’s restructuring actions (in millions):

	Beginning Balance December 31, 2007	Accruals	Payments	Ending Balance December 31, 2008	Cumulative Charges Incurred
Severance	$22	$4	$(21)	$5	$30
Contract termination	4	—	(4)	—	5
Other	—	3	(3)	—	3

Total	$26	$7	$(28)	$5	$38

2006 Restructuring Plan

As a result of evaluating market conditions in the second half of 2006 actions were taken to close facilities, exit certain product lines and reduce operating costs. The Successor initiated actions which resulted in $32 million in charges, comprised of $20 million of restructuring charges and $12 million of other charges. The $12 million of other charges were included in the Consolidated Statement of Earnings (Loss) under the caption cost of sales.

The Predecessor initiated actions which resulted in $11 million in charges during the ten months ended October 31, 2006, comprised of $12 million of restructuring charge and $1 million of other income. The $1 million of other income was reported as a $2 million charge to the Consolidated Statement of Earnings (Loss) under the caption cost of sales and a $3 million gain to the Consolidated Statement of Earnings (Loss) under the caption (gain) loss on sale of fixed assets and other.

The actions of the Successor and Predecessor were completed during the year ended December 31, 2007.

15.	DEBT

Details of our outstanding long-term debt for the years ended December 31, 2008 and 2007 is as follows (in millions):

	Successor
	2008	2007
6.50% Senior Notes, net of discount, due 2016	$648	$648
7.00% Senior Notes, net of discount, due 2036	539	539
Senior term loan facility, maturing in 2011	600	600
Senior revolving credit facility, maturing in 2011	320	140
Various capital leases due through and beyond 2050	47	47
Various floating rate debt with maturities up to 2027	29	20
Other long-term debt with maturities up to 2022, at rates up to 11%	5	9

Total long-term debt	2,188	2,003
Less – current portion	16	10

Long-term debt, net of current portion	$2,172	$1,993

Senior Notes

We issued $1.2 billion of senior notes (collectively, the “Senior Notes”) concurrently with the Debtors’ emergence from bankruptcy on the Effective Date. The proceeds of these notes were used to pay certain unsecured and administrative claims, finance general working capital needs and for general corporate purposes.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

15.	DEBT (continued)

The Senior Notes were initially offered and sold to qualified institutional buyers in reliance on Rule 144A of the Securities Act. In June 2007, we completed an exchange offer pursuant to which all of the initial notes were exchanged for notes registered under the Securities Act of 1933.

The Senior Notes consist of $650 million aggregate principal amount of 6.50% notes due December 1, 2016 and $550 million aggregate principal amount of 7.00% notes due December 1, 2036, with effective interest rates of 6.62% and 7.23%, respectively. Interest on each series of notes is payable on June 1 and December 1 of each year.

The Senior Notes are general unsecured obligations of the Company and rank pari passu with all existing and future unsecured senior indebtedness of the Company. The Senior Notes rank senior in right of payment to any subordinated indebtedness of the Company and are effectively subordinated to the Company’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

The Senior Notes are also guaranteed by each of the Company’s current and future material wholly-owned U.S. subsidiaries that is a borrower or a guarantor under the Credit Agreement (defined below). Each guaranty of the Senior Notes is a general unsecured obligation of the guarantors and ranks pari passu with all existing and future unsecured senior indebtedness of the subsidiary guarantors. The guarantees of the Senior Notes rank senior in right of payment to any subordinated indebtedness of the guarantors and are effectively subordinated to the guarantor’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

The Company has the option to redeem all or part of the Senior Notes at any time at a “make whole” redemption price. The Company is subject to certain covenants in connection with the issuance of the Senior Notes that it believes are usual and customary. The Company was in compliance with these covenants as of December 31, 2008.

Senior Credit Facilities

On October 31, 2006, the Company entered into a credit agreement (the “Credit Agreement”) with Citibank, N.A., as administrative agent and various lenders, which are parties thereto. The Credit Agreement created two credit facilities (the “Senior Credit Facilities”), consisting of:

•	a $1.0 billion multi-currency senior revolving credit facility; and

•	a $600 million delayed-draw senior term loan facility.

The Senior Credit Facilities each have a five-year maturity. Proceeds from the senior revolving credit facility are available for general working capital needs and for other general corporate purposes. The senior revolving credit facility is comprised of a U.S. facility, a Canadian facility and a European facility. The Credit Agreement allows the Company to borrow under multiple options, which provide for varying terms and interest rates including the U.S. prime rate or LIBOR plus a spread, at our discretion.

Any obligations under the Senior Credit Facilities are unconditionally and irrevocably guaranteed by the Company’s current and future material wholly-owned U.S. subsidiaries. The Company had $65 million and $85 million of letters of credit outstanding under the senior revolving credit facility at December 31, 2008 and December 31, 2007, respectively.

The Credit Agreement also requires payment to the lenders of a commitment fee based on the average daily unused commitments under the Senior Credit Facilities at rates based upon the applicable corporate credit ratings of the Company. Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Senior Credit Facilities are permissible without penalty, subject to certain conditions.

The Credit Agreement contains various covenants, including a maximum allowed leverage ratio and a minimum required interest expense coverage ratio, that are usual and customary for a senior unsecured credit agreement. The Company was well within compliance with these covenants as of December 31, 2008.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

15.	DEBT (continued)

Debt Maturities

The aggregate maturities for all long-term debt issues for each of the five years following December 31, 2008 and thereafter are:

Period	(in millions)
2009	$16
2010	$8
2011	$924
2012	$4
2013	$4
2014 and beyond	$1,232

Short-Term Debt

At December 31, 2008 and 2007, short-term borrowings were $30 million and $47 million, respectively. The short-term borrowings for both periods consisted of various operating lines of credit and working capital facilities maintained by the Company and certain of its U.S. and non-U.S. subsidiaries. Certain of these borrowings are collateralized by receivables, inventories or property. The borrowing facilities are typically for one-year renewable terms. The weighted average interest rate on short-term borrowings was approximately 5.5% and 5.3% at December 31, 2008 and 2007, respectively.

16.	PENSION PLANS

The Company sponsors defined benefit pension plans covering most employees. Under the plans, pension benefits are based on an employee’s years of service and, for certain categories of employees, qualifying compensation. Company contributions to these pension plans are determined by an independent actuary to meet or exceed minimum funding requirements. The unrecognized cost of retroactive amendments and actuarial gains and losses are amortized over the average future service period of plan participants expected to receive benefits.

The Company adopted the provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB statements No. 87, 88, 106, and 132R” (“FAS 158”), including the requirement to measure plan assets and benefit obligations as of the date of the Company’s year end, upon emergence from bankruptcy.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

16.	PENSION PLANS (continued)

The following table provides a reconciliation of the change in the projected benefit obligation, the change in plan assets and the net amount recognized in the Consolidated Balance Sheet for the years ended December 31, 2008 and 2007 (in millions):

	Successor
	December 31, 2008			December 31, 2007
	United States Plans	Non-United States Plans	Total	United States Plans	Non-United States Plans	Total
Change in Projected Benefit Obligation
Benefit obligation at beginning of period	$952	$521	$1,473	$1,024	$495	$1,519
Service cost	19	5	24	23	6	29
Interest cost	59	26	85	58	26	84
Actuarial gain	(10)	(55)	(65)	(66)	(54)	(120)
Currency (gain) loss	—	(96)	(96)	—	33	33
Acquisitions/Divestitures	—	—	—	—	24	24
Benefits paid	(109)	(25)	(134)	(91)	(24)	(115)
Curtailment loss	—	—	—	4 (a)	1	5
Other	—	(1)	(1)	—	14	14

Benefit obligation at end of period	$911	$375	$1,286	$952	$521	$1,473

Change in Plan Assets
Fair value of assets at beginning of period	$898	$438	1,336	$832	$384	1,216
Actual return on plan assets	(167)	(80)	(247)	53	10	63
Currency gain (loss)	—	(76)	(76)	—	31	31
Company contributions	55	18	73	103	18	121
Benefits paid	(107)	(25)	(132)	(90)	(24)	(114)
Acquisitions/Divestitures	—	—	—	—	9	9
Other	—	(8)	(8)	—	10	10

Fair value of assets at end of period	$679	$267	$946	$898	$438	$1,336

Funded status	$(232)	$(108)	$(340)	$(54)	$(83)	$(137)

Amounts Recognized in the Consolidated Balance Sheet
Prepaid pension cost	$—	$4	$4	$—	$13	$13
Accrued pension cost – current	(21)	(15)	(36)	(2)	(2)	(4)
Accrued pension cost - noncurrent	(211)	(97)	(308)	(52)	(94)	(146)

Net amount recognized	$(232)	$(108)	$(340)	$(54)	$(83)	$(137)

Amounts Recorded in Accumulated Other Comprehensive Earnings (Deficit)
Net actuarial gain (loss)	$(167)	$(7)	$(174)	$61	$53	$114

(a)	The $4 million curtailment loss for the United States plans shown above is attributable to the restructuring that occurred in late 2007. This curtailment loss reduced the unrecognized net gain balance for the United States plans and, therefore, was not immediately recognized in 2007 net periodic pension cost. However, this curtailment loss was recognized in accumulated other comprehensive income in 2007.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

16.	PENSION PLANS (continued)

The following table presents information about the projected benefit obligation, accumulated benefit obligation and plan assets of the Company’s pension plans (in millions):

	Successor
	December 31, 2008			December 31, 2007
	United States	Non-United States	Total	United States	Non-United States	Total
Plans with ABO in excess of fair value of plan assets:
Projected benefit obligation	$911	$292	$1,203	$952	$343	$1,295
Accumulated benefit obligation	$910	$281	$1,191	$951	$324	$1,275
Fair value of plan assets	$679	$203	$882	$898	$245	$1,143

Plans with fair value of assets in excess of ABO:
Projected benefit obligation	$—	$83	$83	$—	$178	$178
Accumulated benefit obligation	$—	$58	$58	$—	$156	$156
Fair value of plan assets	$—	$64	$64	$—	$193	$193

Total projected benefit obligation	$911	$375	$1,286	$952	$521	$1,473
Total accumulated benefit obligation	$910	$339	$1,249	$951	$480	$1,431
Total plan assets	$679	$267	$946	$898	$438	$1,336

Weighted-Average Assumptions Used to Determine Benefit Obligation

The following table presents weighted average assumptions used to determine the benefit obligations as of the measurement dates noted.

	Successor
	December 31, 2008	December 31, 2007
United States Plans
Discount rate	6.85%	6.55%
Rate of compensation increase	5.23%	5.34%

Non-United States Plans
Discount rate	6.36%	5.66%
Rate of compensation increase	3.84%	3.89%

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

16.	PENSION PLANS (continued)

Components of Net Periodic Pension Cost

The following table presents the components of net periodic pension cost for the periods noted (in millions):

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
Service cost	$24	$29	$5	$22
Interest cost	85	84	14	66
Expected return on plan assets	(100)	(95)	(15)	(67)
Amortization of prior service cost	—	—	—	5
Amortization of actuarial (gain) loss	(1)	—	—	41
Curtailment/settlement loss	1	1	—	1

Net periodic benefit cost	$9	$19	$4	$68

Weighted-Average Assumptions Used to Determine Net Periodic Pension Cost

The following table presents weighted average assumptions as determined at the measurement dates noted:

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
United States Plans
Discount rate	6.55%	5.90%	5.85%	5.80%
Expected return on plan assets	8.00%	8.00%	8.00%	7.50%
Rate of compensation increase	5.34%	5.41%	5.41%	5.44%

Non-United States Plans
Discount rate	5.66%	4.95%	4.78%	5.10%
Expected return on plan assets	7.18%	6.92%	6.94%	6.68%
Rate of compensation increase	3.89%	3.90%	3.90%	3.69%

The expected return on plan assets assumption is derived by taking into consideration the current plan asset allocation, historical rates of return on those assets and projected future asset class returns. An asset return model is used to develop an expected range of returns on plan investments over a 20 year period, with the expected rate of return selected from a best estimate range within the total range of projected results. The result is then rounded to the nearest 25 basis points.

Other Comprehensive Earnings (Deficit)

The Company recorded a debit of $277 million, net of tax, to other comprehensive earnings (deficit). Of the $(174) million balance in accumulated other comprehensive earnings (deficit), less than $1 million is expected to be recognized as net periodic pension cost during 2009.

For the Successor year ended December 31, 2007, the Company recognized net actuarial gains of $82 million on the balance sheet, recorded as a $6 million increase in prepaid pension cost and a $76 million decrease in accrued pension cost. This amount was recorded as a credit to other comprehensive earnings (deficit) ($52 million, net of tax).

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

16.	PENSION PLANS (continued)

Plan Assets

Asset allocations for the United States pension plan are presented below.

	Successor
Asset Category	December 31, 2008	December 31, 2007	December 31, 2006
Equity	32%	41%	42%
Fixed income and cash equivalents	65%	55%	56%
Real estate	3%	4%	2%

The current investment policy for the U.S. pension plan is to have 43% of assets invested in equities, 4% in real estate, 4% in real assets, and 49% in intermediate and long term fixed income securities. Assets were rebalanced in January of 2009 to conform to policy allocations following significant market fluctuations in the last quarter of 2008. The Company actively evaluates the reasonableness of its asset mix given changes in the projected benefit obligation and market dynamics.

Asset allocations for the Non-United States pension plan are presented below.

	Successor
Asset Category	December 31, 2008	December 31, 2007	December 31, 2006
Equity	51%	52%	50%
Fixed income and cash equivalents	46%	46%	50%
Real estate	3%	2%	—%

The above asset allocation percentages are in compliance with the Non-United States pension plan’s current investment policy.

Estimated Future Benefit Payments

The following table shows estimated future benefit payments from the Company’s pension plans (in millions):

Year	Estimated Benefit Payments
2009	$98
2010	$100
2011	$100
2012	$101
2013	$102
2014-2018	$515

Contributions

Owens Corning expects to contribute $47 million in cash to the United States pension plan during 2009 and another $15 million to non-United States plans. Actual contributions to the plans may change as a result of a variety of factors, including changes in laws that impact funding requirements.

Defined Contribution Plans

The Company sponsors two defined contribution plans which are available to substantially all United States employees. The Company matches a percentage of employee contributions up to a maximum level. The Company recognized

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

16.	PENSION PLANS (continued)

expense of $21 million, $25 million, $4 million, and $25 million during the Successor years ended December 31, 2008, December 31, 2007, the Successor two months ended December 31, 2006, and the Predecessor ten month period ended October 31, 2006.

17.	POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Company maintains health care and life insurance benefit plans for certain retired employees and their dependents. The health care plans in the United States are non-funded and pay either (1) stated percentages of covered medically necessary expenses, after subtracting payments by Medicare or other providers and after stated deductibles have been met, or (2) fixed amounts of medical expense reimbursement.

Employees become eligible to participate in the United States health care plans upon retirement if they have accumulated 10 years of service after age 45, 48 or 50, depending on the category of employee. Effective January 1, 2006, the Predecessor significantly reduced the subsidy for post-65 retiree health care coverage, except for certain grandfathered groups. For employees hired after December 31, 2005, the Company does not provide subsidized retiree health care. Some of the plans are contributory, with some retiree contributions adjusted annually. The Company has reserved the right to change or eliminate these benefit plans subject to the terms of collective bargaining agreements.

The Company adopted the provisions of FAS 158, including the requirement to measure plan assets and benefit obligations as of the date of the Company’s year end, upon emergence from bankruptcy. Prior to adoption of FAS 158, the Predecessor used an October 31 measurement date.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

17.	POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (continued)

The following tables provide a reconciliation of the change in the accumulated benefit obligation and amounts recognized in the Consolidated Balance Sheets for the years ended December 31, 2008 and December 31, 2007 (in millions):

	Successor
	December 31, 2008			December 31, 2007
	United States Plans	Non-United States Plans	Total	United States Plans	Non-United States Plans	Total
Change in Accumulated Postretirement Benefit Obligation
Benefit obligation at beginning of period	$268	$24	$292	$302	$25	$327
Service cost	3	—	3	3	1	4
Interest cost	17	1	18	17	1	18
Actuarial gain	(11)	(3)	(14)	(35)	(5)	(40)
Currency (gain) loss	—	(4)	(4)	—	3	3
Plan amendments	(1)	—	(1)	—	—	—
Benefits paid	(19)	(1)	(20)	(19)	(1)	(20)
Curtailment loss	1	—	1	—	—	—
Other	1	—	1	—	—	—

Benefit obligation at end of period	$259	$17	$276	$268	$24	$292

Funded status	$(259)	$(17)	$(276)	$(268)	$(24)	$(292)

Amounts Recognized in the Consolidated Balance Sheet
Accrued benefit obligation – current	$(26)	$(1)	$(27)	$(23)	$(1)	$(24)
Accrued benefit obligation – noncurrent	(233)	(16)	(249)	(245)	(23)	(268)

Net amount recognized	$(259)	$(17)	$(276)	$(268)	$(24)	$(292)

Amounts Recorded in Accumulated Other Comprehensive Earnings (Deficit)
Net actuarial gain	$47	$7	$54	$36	$5	$41

Weighted-Average Assumptions Used to Determine Benefit Obligations

The following table presents the discount rates used to determine the benefit obligations as of the measurement dates noted.

		Successor
	December 31, 2008	December 31, 2007
United States Plans	7.05%	6.45%
Non-United States Plans	7.20%	5.75%

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

17.	POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (continued)

Components of Net Periodic Postretirement Benefit Cost

The following table presents the components of net periodic postretirement benefit cost for the periods noted (in millions):

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
Service cost	$3	$4	$1	$4
Interest cost	18	18	3	17
Amortization of prior service cost	—	—	—	(11)
Amortization of actuarial loss	(1)	—	—	1
Curtailment loss	1	—	—	—

Net periodic postretirement benefit cost	$21	$22	$4	$11

Weighted-Average Assumptions Used to Determine Net Periodic Postretirement Benefit Cost

The following table presents the discount rates used to determine net periodic postretirement benefit cost for the periods noted:

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
United States Plans	6.45%	5.80%	5.80%	5.80%
Non-United States Plans	5.75%	5.05%	5.00%	5.25%

The following table presents health care cost trend rates used to determine net periodic postretirement benefit cost for the periods noted, as well as information regarding the ultimate rate and the year in which the ultimate rate is reached:

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
United States Plans
Initial rate at end of year	7.00%	9.00%	9.00%	10.00%
Ultimate rate	5.00%	5.00%	4.75%	5.00%
Year in which ultimate rate is reached	2018	2015	2014	2010

Non-United States Plans
Initial rate at end of year	9.00%	9.00%	7.80%	10.00%
Ultimate rate	5.00%	5.00%	4.50%	5.00%
Year in which ultimate rate is reached	2016	2013	2009	2009

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

17.	POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (continued)

The health care cost trend rate assumption can have a significant effect on the amounts reported. To illustrate, a one-percentage point change in the December 31, 2008 assumed health care cost trend rate would have the following effects (in millions):

	1-Percentage Point
	Increase	Decrease
Increase (decrease) in total service cost and interest cost components of net periodic postretirement benefit cost	$1	$(1)
Increase (decrease) of accumulated postretirement benefit obligation	$12	$(11)

Other Comprehensive Earnings (Deficit)

The Company recorded a credit of $23 million, net of tax, to other comprehensive earnings (deficit). Approximately $2 million of the $54 million balance in accumulated other comprehensive earnings (deficit) is expected to be recognized as net periodic postretirement benefit cost during 2009.

Estimated Future Benefit Payments

The following table shows estimated future benefit payments from the Company’s postretirement benefit plans (in millions):

Year	Estimated Benefit Payments Before Medicare Subsidy	Estimated Medicare Subsidy	Estimated Benefit Payments Net of Medicare Subsidy
2009	$28	$(2)	$26
2010	$29	$(2)	$27
2011	$29	$(2)	$27
2012	$29	$(2)	$27
2013	$29	$(2)	$27
2014-2018	$137	$(11)	$126

Impact of Adopting FAS 158

Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (SoP 90-7) requires that a company, at the time it adopts fresh-start accounting, adopt changes in accounting principles that will be required in the financial statements within twelve months. As a result, the Company adopted the provisions of FAS 158, including the requirement to measure the benefit obligation as of the date of the Company’s year end, upon emergence from bankruptcy. Because the accounting for other postretirement benefit plans under fresh-start accounting, specifically FAS 141, requires a company to record a liability equal to the accumulated postretirement benefit obligation, there was no impact of adopting FAS 158.

Plan Amendment

During the third quarter of 2005, the Company announced plans to amend certain provisions of the United States postretirement health care plans, effective January 1, 2006. Depending on the category of the employee, the changes consist of discontinuing subsidized post-65 retiree health care coverage, except for certain grandfathered groups, and providing only non-subsidized retiree health care coverage for employees hired after December 31, 2005. The changes to the plan resulted in a net decrease of the accumulated postretirement benefit obligation of $42 million. This amount was accounted for as prior service cost, and a portion was amortized into net periodic postretirement

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

17.	POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS (continued)

benefit cost in the Predecessor first ten months of 2006. The remaining gain was subsequently recognized upon adoption of fresh-start accounting.

Postemployment Benefits

The Company may also provide benefits to former or inactive employees after employment but before retirement under certain conditions. These benefits include continuation of benefits such as health care and life insurance coverage. The accrued postemployment benefits liability at December 31, 2008, December 31, 2007, and December 31, 2006 were $26 million, $30 million, and $28 million, respectively, including current liabilities of $5 million in all years. The net periodic postemployment benefit expense was less than $1 million, $6 million, and $1 million for the Successor years ended December 31, 2008 and 2007, the Successor two months ended December 31, 2006 and the Predecessor ten months ended October 31, 2006, respectively.

18.	CONTINGENT LIABILITIES AND OTHER MATTERS

In connection with the Debtors’ emergence from Chapter 11 bankruptcy proceedings, the Company established a Disputed Distribution Reserve (as discussed more fully in Note 25) funded in the initial amount of approximately $85 million for the potential payment of certain non-tax claims against the Debtors that were disputed as of the Effective Date. The remaining reserve, in the amount of $31 million, is reflected as restricted cash on the Consolidated Balance Sheet as of December 31, 2008. See Note 25 to the Consolidated Financial Statements for a discussion of certain other bankruptcy-related matters.

Litigation

On September 1, 2006, various members of OCD’s Investment Review Committee were named as defendants in a lawsuit captioned Brown v. Owens Corning Investment Review Committee, et al., in the United States District Court for the Northern District of Ohio (Western Division). Neither the Company nor OCD is named in the lawsuit but such individuals would have a contingent indemnification claim against OCD. The suit, brought by former employees of OCD, was brought under ERISA alleging that the defendants breached their fiduciary duties to certain pension benefit plans and to class members in connection with the investments in an OCD company common stock fund. A motion to dismiss was filed on behalf of the defendants on March 5, 2007. Subsequently, the court converted the Motion to Dismiss to a Motion for Summary Judgment. On March 31, 2008, the court denied the defendants’ Motion for Summary Judgment. On April 15, 2008, the defendants filed a Motion for Reconsideration. On December 24, 2008, the court granted the defendants’ Motion for Reconsideration and dismissed the action. On January 9, 2009, the plaintiffs filed a Motion to Amend Judgment. On February 6, 2009, the defendants filed an Opposition to Plaintiff’s Motion to Amend Opinion and Order of Judgment.

Environmental Liabilities

We have been deemed by the Environmental Protection Agency (“EPA”) to be a Potentially Responsible Party (“PRP”) with respect to certain sites under the Comprehensive Environmental Response Compensation and Liability Act. We also have been deemed a PRP under similar state or local laws and in other instances other PRPs have brought suits against us as a PRP for contribution under such federal, state, or local laws. At December 31, 2008, we had environmental remediation liabilities as a PRP at 39 sites. Our environmental liabilities at 20 of these sites will be resolved pursuant to the terms of the Plan and will be paid out of the Non-Tax Bankruptcy Reserve described in Note 25. At the other 19 sites, we have a continuing legal obligation to either complete remedial actions or contribute to the completion of remedial actions as part of a group of PRPs. For these sites we estimate a reserve in accordance with accounting principles generally accepted in the United States to reflect environmental liabilities that have been asserted or are probable of assertion, in which liabilities are probable and reasonably estimable. At December 31, 2008, our reserve for such liabilities was $8 million, of which $3 million is recorded in the Non-Tax Bankruptcy Reserve. We will continue to review our environmental reserve and make such adjustments as appropriate.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19.	STOCK COMPENSATION PLANS

On October 31, 2006, all stock and stock options of the Predecessor were extinguished in accordance with the Plan (as described in Note 25) confirmed as a part of the Debtor’s emergence from Chapter 11 bankruptcy proceedings.

2006 Stock Plan

In conjunction with the confirmation of the Plan (as described in Note 25), the Company’s 2006 Stock Plan was approved by the United States Bankruptcy Court for the District of Delaware. In accordance with Section 303 of the Delaware General Corporation Law, such approval constituted stockholder approval of the 2006 Stock Plan. The 2006 Stock Plan became effective on October 31, 2006, the date that the Debtors emerged from Chapter 11 Bankruptcy. In December 2007, the stockholders approved the Owens Corning 2006 Stock Plan, as amended and restated (“2006 Stock Plan”).

The 2006 Stock Plan authorizes grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units, bonus stock awards and performance stock awards to be made pursuant to the Plan. Upon the Debtors’ emergence from Chapter 11, the Company made a one-time emergence equity grant of stock options and restricted stock to all employees. At December 31, 2008, the maximum number of shares remaining available under the 2006 Stock Plan for all stock awards was 6,000,060.

Stock Options

The Company has granted stock options under its employee emergence equity program and its executive compensation programs. The Company calculated a weighted-average grant-date fair value using a Black-Scholes valuation model for options granted. In general, the exercise price of each option awarded under the 2006 Stock Plan was equal to the market price of the Company’s common stock on the date of grant, and an option’s maximum term is 10 years. The volatility assumption was based on a benchmark study of our peers.

Shares issued from the exercise of options are recorded in the common stock accounts at the option price. The number of awards and vesting periods of such awards are determined at the discretion of the Compensation Committee of the Board of Directors.

No options were granted during the year ended December 31, 2008.

The weighted-average grant-date fair value of stock options granted during the year ended December 31, 2007 was $9.28.

The following table summarizes the assumptions that were used in the Company’s Black Scholes valuation model to estimate the grant date fair value of the options granted:

	Successor
	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006
Expected volatility	33.3%	34.0%
Expected dividends	1.5%	1.5%
Expected term (in years)	6.5	6.5
Risk-free rate	4.3%	4.6%

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19.	STOCK COMPENSATION PLANS (continued)

The following table summarizes our share option activity during the Successor years ended December 31, 2008 and 2007 and the Successor two months ended December 31, 2006:

	Successor
	Twelve Months Ended December 31, 2008		Twelve Months Ended December 31, 2007		Two Months Ended December 31, 2006
Successor	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
Beginning balance	2,163,170	$29.90	2,123,100	$30.00	—
Granted	—	—	69,470	$26.99	2,127,100	$30.00
Exercised	—	—	—	—	—	—
Forfeited	(64,800)	$30.00	(29,400)	$30.00	(4,000)	$30.00

Ending balance	2,098,370	$29.90	2,163,170	$29.90	2,123,100	$30.00

Range of Exercise Prices	Options Outstanding			Options Exercisable
	Number Outstanding at 12/31/08	Weighted-Average		Number Exercisable at 12/31/08	Weighted- Average Exercise Price
		Remaining Contractual Life	Exercise Price
$ 26.99 - $ 30.00	2,098,370	7.86	$29.90	—	$—

During the Successor years ended December 31, 2008 and 2007 and the Successor two months ended December 31, 2006, the Company recognized expense of $6 million, $10 million and $1 million, respectively, related to its stock options, of which $5 million, $9 million and $1 million, respectively, were recorded under the caption employee emergence equity program expense on the Consolidated Statements of Earnings (Loss). For the Successor year ended December 31, 2007, $1 million was recorded as a reclassification of stock option compensation expense to discontinued operations and restructuring. As of December 31, 2008, there was $4 million of total unrecognized compensation cost related to stock option awards. The total aggregate intrinsic value of options outstanding as of each December 31, 2008, 2007 and 2006 was less than $1 million.

Restricted Stock Awards

The Company granted restricted stock awards and restricted stock units under its employee emergence equity program, Board of Director compensation plan, long-term incentive plan (“LTIP”) and officer appointment program. Compensation expense for restricted stock awards is measured based on the market price of the stock at date of grant and is recognized on a straight-line basis over the vesting period. Stock restrictions are subject to alternate vesting plans for death, disability, approved early retirement and involuntary termination, over various periods ending in 2011.

The Company granted restricted stock awards under its CEO appointment program in which the restricted stock awards vest solely upon fulfilling a market condition. The market condition allows for 20 percent of the total granted shares to vest on the day the Company’s stock price closes at or above each of five specified closing prices. The Company calculated the grant-date fair values, and derived service periods for each of the required closing price market conditions, using the Monte Carlo valuation model. Compensation expense for each stock price specified by the market condition is measured based on the individual grant-date fair values on a straight-line basis over the calculated derived service period. The program’s derived service periods expire over various periods ending in 2011.

A summary of the status of the Company’s plans that had restricted stock issued as of December 31, 2008, December 31, 2007 and December 31, 2006, and changes during the Successor years ended December 31, 2008 and December 31, 2007 and the Successor two months ended December 31, 2006 are presented below:

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19.	STOCK COMPENSATION PLANS (continued)

	Successor
	Twelve Months Ended December 31, 2008		Twelve Months Ended December 31, 2007		Two Months Ended December 31, 2006
Successor	Number of Shares	Weighted- Average Grant- Date Fair Value	Number of Shares	Weighted- Average Grant- Date Fair Value	Number of Shares	Weighted- Average Grant- Date Fair Value
Beginning Balance	3,367,282	$29.57	3,030,150	$30.00	—
Granted	789,040	$19.85	502,833	$27.09	3,057,050	$30.00
Vested	(32,400)	$17.81	(2,600)	$30.00	(500)	$30.00
Forfeited	(126,540)	$29.54	(163,101)	$30.00	(26,400)	$30.00

Ending Balance	3,997,382	$27.75	3,367,282	$29.57	3,030,150	$30.00

During the Successor years ended December 31, 2008 and 2007 and the Successor two months ended December 31, 2006, the Company recognized expense of $30 million, $39 million and $5 million, respectively, related to the Company’s restricted stock, of which $21 million, $28 million and $5 million, respectively, was recorded under the caption employee emergence equity program expense on the Consolidated Statements of Earnings (Loss). For the Successor year ended December 31, 2007, $3 million was recorded under the caption marketing and administrative expenses in the Consolidated Statements of Earnings (Loss) and $5 million was recorded as a reclassification of stock compensation to discontinued operations in the Consolidated Statements of Earnings (Loss). For the Successor year ended December 31, 2007 and the Successor two months ended December 31, 2006, less than $1 million and $3 million, respectively, were recorded as reclassification of restricted stock expense to restructuring. As of December 31, 2008, there was $28 million of total unrecognized compensation expense related to restricted stock, which is expected to be recognized over a weighted average period of 1.14 years. The total fair value of shares vested during each of the Successor years ended December 31, 2008 and 2007 and the Successor two months ended December 31, 2006 was less than $1 million.

Performance Stock Awards and Performance Stock Units

The Company grants performance stock awards and performance stock units as a part of its LTIP. In the first quarter of 2008 and second quarter of 2007, the Company granted performance stock, of which 50 percent will be settled in stock and 50 percent will be settled in cash. The amount of the performance stock ultimately distributed is contingent on meeting various company-wide performance goals. Compensation expense for performance stock settled in stock is measured based on the market price of the stock on the date of grant and is recognized on a straight-line basis over the vesting period. Compensation expense for performance stock settled in cash is measured based on the market price of the stock at the end of each quarter and is recognized on a straight-line basis over the vesting period.

The initial valuation of all performance stock granted assumes that performance goals will be achieved. This assumption is monitored each quarter and if it becomes probable that such goals will not be achieved or will be exceeded, compensation expense recognized will be adjusted and previous surplus compensation expense recognized will be reversed or additional expense will be recognized. This assumption has been adjusted during various quarters due to changes in expected market conditions. Stock restrictions are subject to alternate vesting plans for death, disability, approved early retirement and involuntary termination, over various periods ending in 2010.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19.	STOCK COMPENSATION PLANS (continued)

A summary of the status of the Company’s plans that had performance stock issued as of December 31, 2008 and 2007, and changes during the Successor years ended December 31, 2008 and 2007, are presented below. At December 31, 2006, the Company had no performance stock awards outstanding. The weighted-average grant date fair value for performance stock issued in 2008 and 2007 that will be settled in stock is $20.02 and $27.14, respectively.

	Successor
	Twelve Months Ended December 31, 2008		Twelve Months Ended December 31, 2007
	Number of Shares	Weighted- Average Grant- Date Fair Value	Number of Shares	Weighted- Average Grant- Date Fair Value
Beginning Balance	123,562	$27.14	—	$—
Granted	599,772	21.40	129,772	27.14
Vested	—	—	—	—
Forfeited	(34,470)	26.00	(6,210)	27.14

Ending Balance	688,864	$22.42	123,562	$27.14

During the Successor years ended December 31, 2008 and December 31, 2007, the Company recognized expense of $7 million and $1 million, respectively, related to the Company’s performance stock. As of December 31, 2008, there was $16 million of total unrecognized compensation expense related to performance stock, which is expected to be recognized over a weighted average period of 2.18 years.

Stock Appreciation Rights (SARs)

Stock appreciation rights represent the opportunity to receive stock or cash or a combination thereof granted by the Committee. The SAR can be issued in tandem with Incentive Stock Option or free-standing. If the SAR is issued in tandem then the base price shall be the purchase price per share of Common Stock of the related option. If the SAR is issued free-standing then the base price shall be determined by the Committee. As of December 31, 2008 no SARs have been granted.

Bonus Stock Awards

Bonus stock is a reward granted by the Committee that is not subject to performance measures or restriction periods. The stock is issued at the fair value of the stock on the grant date. During the Successor year ended December 31, 2008, the Company granted bonus stock awards resulting in expense of less than $1 million.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

20.	ACCUMULATED OTHER COMPREHENSIVE EARNINGS (DEFICIT)

A summary of changes within each classification of accumulated other comprehensive earnings (deficit) for the Successor years ended December 31, 2008 and 2007 follows (in millions):

	Currency Translation Adjustment	Pension and Other Postretirement Adjustment	Deferred Loss on Hedging Transactions	Accumulated Other Comprehensive Earnings (Deficit)
Balance at December 31, 2006	$2	$20	$(5)	$17
Change	75	77	4	156

Balance at December 31, 2007	$77	$97	$(1)	$173

Change	(83)	(254)	(19)	(356)

Balance at December 31, 2008	$(6)	$(157)	$(20)	$(183)

21.	WARRANTS

Upon the Company’s emergence from bankruptcy, holders of the company obligated securities of entities holding solely parent debentures – subject to compromise and old common stock received warrants to purchase the Company’s new common stock. Each holder of old OCD Subordinated Claims received one Series A warrant (representing the right to purchase one share of the Company’s new common stock for $43.00). Each holder of existing OCD common stock claims received one Series B warrant (representing the right to purchase one share of the Company’s new common stock for $45.25). The Company issued 17.5 million Series A warrants and 7.8 million Series B warrants on the Effective Date, of which 17.5 million Series A warrants and 7.8 million Series B warrant remain outstanding as of December 31, 2008. The Company has accounted for these warrants as equity instruments in accordance with Emerging Issues Task Force 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” since there is no option for cash or net-cash settlement when the warrants are exercised. Future exercises and forfeitures will reduce the amount of warrants. Exercises will increase the amount of common stock outstanding and additional paid in capital.

The aggregate fair value of the warrants at October 31, 2006 of $142.6 million and $60.2 million for the Series A warrants and Series B warrants, respectively, was estimated using the Black-Scholes valuation method with the following weighted-average assumptions:

	Warrants
	Series A	Series B
Expected annual dividends	1.49%	1.49%
Risk free interest rate	4.6%	4.6%
Expected term (in years)	7.00	7.00
Volatility	34.0%	34.0%

No Series A warrants or Series B warrants have been exercised into common stock.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

22.	EARNINGS PER SHARE

The following table reconciles the weighted average number of shares used in the basic earnings per share calculation to the weighted average number of shares used to compute diluted earnings per share (in millions, except per share amounts):

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
Amounts attributable to Owens Corning common stockholders:
Earnings (loss) from continuing operations	$(813)	$26	$(74)	$8,030
Earnings (loss) from discontinued operations, net of tax	—	69	(11)	127

Net earnings (loss)	$(813)	$95	$(85)	$8,157

Weighted-average number of shares outstanding used for basic earnings per share	127.4	128.4	128.1	55.3
Non-vested restricted shares	—	0.6	—	—
Shares from assumed conversion of preferred securities	—	—	—	4.6

Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	127.4	129.0	128.1	59.9

Basic earnings (loss) per common share
Basic earnings (loss) from continuing operations	$(6.38)	$0.20	$(0.58)	$145.20
Basic earnings (loss) from discontinued operations	—	0.54	(0.09)	2.30

Basic earnings (loss) per common share	$(6.38)	$0.74	$(0.67)	$147.50

Diluted earnings (loss) per common share
Diluted earnings (loss) from continuing operations	$(6.38)	$0.20	$(0.58)	$134.06
Diluted earnings (loss) from discontinued operations	—	0.53	(0.09)	2.12

Diluted earnings (loss) per common share	$(6.38)	$0.73	$(0.67)	$136.18

Basic earnings (loss) per share is calculated by dividing net earnings (loss) by the weighted-average number of shares of the Company’s common stock outstanding during the period. Outstanding shares consist of issued shares less treasury stock. On February 21, 2007, the Company announced a share buy-back program under which the Company is authorized to repurchase up to 5% of the Company’s outstanding common stock. The share buy-back program authorizes the Company to repurchase shares through open market, privately negotiated, or other transactions. The timing and actual number of shares of common stock repurchased will depend on market conditions and other factors and will be at our discretion. During the year ended December 31, 2008, the Company repurchased approximately 4.7 million shares of our common stock for an average price paid per share of $21.47. The cost of these treasury shares is shown as a reduction of stockholders’ equity on the Consolidated Balance Sheet. At December 31, 2008 there were approximately 1.9 million shares remaining available for repurchase under the share buy-back program.

For the Successor year ended December 31, 2008, the number of shares used in the calculation of diluted earnings per share did not include 1.4 million of non-vested restricted stock, 1.4 million common equivalent shares of deferred awards, 17.5 million common equivalent shares from Series A Warrants and 7.8 million common equivalent shares from Series B Warrants due to their anti-dilutive effect.

For the Successor year ended December 31, 2007, the number of shares used in the calculation of diluted earnings per share did not include 2.2 million common equivalent shares of deferred awards, 17.5 million common equivalent shares from Series A Warrants and 7.8 million common equivalent shares from Series B Warrants due to their anti-dilutive effect.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

22.	EARNINGS PER SHARE (continued)

For the Successor two months ended December 31, 2006, the number of shares used in the calculation of diluted earnings per share did not include 2.7 million common equivalent shares of non-vested restricted stock, 0.3 million common equivalent shares of restricted stock units, 2.1 million common equivalent shares of deferred awards, 17.5 million common equivalent shares from Series A Warrants and 7.8 million common equivalent shares from Series B Warrants due to their anti-dilutive effect.

23.	FAIR VALUE OF FINANCIAL INSTRUMENTS

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement became effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within that fiscal year. On February 12, 2008 the FASB issued FASB Staff Position (FSP) FAS 157-2 which permitted a delay in the effective date of FAS 157 to fiscal years beginning after November 15, 2008, for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company adopted this statement for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities recognized or disclosed at fair value on a recurring basis as of January 1, 2008. The effect of the adoption of this statement was not material, resulting only in increased disclosures.

FAS 157 requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Items Measured at Fair Value on a Recurring Basis

The following table summarizes the fair values, and levels within the fair value hierarchy in which the fair value measurements fall, for assets and liabilities measured on a recurring basis as of December 31, 2008 (in millions):

	Total Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Cash equivalents	$166	$166	$—	$—
Derivative assets	2	—	2	—

Total assets	$168	$166	$2	$—

Liabilities:
Derivative liabilities	$(19)	$—	$(19)	$—

Total liabilities	$(19)	$—	$(19)	$—

Cash equivalents, by their nature, utilize Level 1 inputs in determining fair value. The Company measures the value of its natural gas hedge contracts and foreign currency forward contracts under Level 2 inputs as defined by FAS 157. The fair value of the Company’s natural gas hedges is determined by a mark to market valuation based on forward curves using observable market prices and the fair value of its foreign currency forward contracts is determined using observable market transactions in over-the-counter markets.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

23.	FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Items Disclosed at Fair Value

Long-term notes receivable

The fair value has been calculated using the expected future cash flows discounted at market interest rates. The Company believes that the carrying amounts reasonably approximate the fair values of long-term notes receivable. Long-tem notes receivable were $14 million and $16 million as of December 31, 2008 and 2007, respectively.

Long-term debt

The fair value of the Company’s long-term debt has been calculated based on quoted market prices for the same or similar issues, or on the current rates offered to the Company for debt of the same remaining maturities.

As of December 31, 2008, the Company’s 6.50% Senior Notes due December 1, 2016 were trading at approximately 80% of par value and the 7.00% Senior Notes due December 1, 2036 were trading at approximately 70% of par value. As of December 31, 2007, the Company’s 6.50% Senior Notes due December 1, 2016 were trading at approximately 91% of par value and the 7.00% Senior Notes due December 1, 2036 were trading at approximately 88% of par value. The Notes were issued in October 2006 at approximately 100% of par value and approximately 98% of par value, respectively, which reflected the differential between market interest rates and the coupon rate of the time of issuance.

At December 31, 2008, the Company used a market participant approach to value the remaining long-term debt instruments. This approach, which utilized companies with similar debt ratings and outstanding instruments, approximates the fair value of the remaining long-term debt at $901 million. At December 31, 2007, the Company believed that the carrying amounts reasonably approximated the fair values of the remaining long-term debt instruments.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

24.	INCOME TAXES

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
	(in millions)
Earnings (loss) from continuing operations before income taxes:

United States	$(141)	$(101)	$(162)	$8,980
Foreign	259	123	57	41

Total	$118	$22	$(105)	$9,021

Income tax expense (benefit):
Current
United States	$2	$2	$1	$49
State and local	3	1	—	1
Foreign	51	30	13	57

Total current	56	33	14	107

Deferred
United States	837	(38)	(51)	777
State and local	36	(10)	(3)	149
Foreign	2	7	5	(42)

Total deferred	875	(41)	(49)	884

Total income tax expense (benefit)	$931	$(8)	$(35)	$991

The reconciliation between the United States federal statutory rate and the Company’s effective income tax rate from continuing operations is:
	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
United States federal statutory rate	35%	35%	35%	35%
State and local income taxes, net of federal tax benefit	—	(41)	4	4
Foreign tax rate differential	(25)	(123)	3	—
Change in valuation allowance	773	39	—	(3)
Fresh-start accounting adjustments	—	—	(10)	(4)
FIN 48 reserve adjustments	3	21	2	—
Effect of gain on settlement of liabilities subject to compromise	—	—	—	(22)
Other, net	3	33	(1)	1

Effective tax rate	789%	(36)%	33%	11%

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

24.	INCOME TAXES (continued)

As of December 31, 2008, the Company has not provided for withholding or United States federal income taxes on approximately $929 million of accumulated undistributed earnings of its foreign subsidiaries as they are considered by management to be either permanently reinvested or, if such earnings were remitted, the taxes payable on such remittance would not be material. Quantification of the deferred tax liability, if any, associated with these undistributed earnings is not practicable.

At December 31, 2008, the Company had federal, state and foreign net operating loss carryforwards of $2.524 billion, $3.101 billion and $341 million, respectively. If not utilized, the federal and state net operating loss carryforwards will expire through 2028 while the foreign net operating loss carryforwards will begin to expire in 2009, with the majority having no expiration date.

The cumulative temporary differences giving rise to the deferred tax assets and liabilities at December 31, 2008 and 2007 are as follows (in millions):

	Successor
	2008		2007
	Deferred Tax Assets	Deferred Tax Liabilities	Deferred Tax Assets	Deferred Tax Liabilities
Other employee benefits	$151	$—	$132	$—
Pension plans	92	—	22	—
Operating loss carryforwards	1,120	—	1,170	—
Depreciation	—	343	—	372
Amortization	—	456	—	461
State and local taxes	9	—	16	—
Other	180	—	138	—

Subtotal	1,552	799	1,478	833

Valuation allowances	(1,110)	—	(125)	—

Total deferred taxes	$442	$799	$1,353	$833

Deferred income taxes are provided for temporary differences between amounts of assets and liabilities for financial reporting purposes and the basis of such assets and liabilities as measured under enacted tax laws and regulations, as well as NOLs, tax credit and other carryforwards. Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“FAS 109”) requires that deferred tax assets be reduced by a valuation allowance if, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods.

During 2008, the Company recorded a non-cash charge of $906 million to establish an accounting valuation allowance against its United States deferred tax assets, related to its net operating losses, in accordance with FAS 109. In line with the guidelines provided in FAS 109, the valuation allowance was recorded based on the Company’s United States losses before income taxes over 2007 and 2008 and its current estimates for near-term U.S. results, which have been adversely impacted by the continuing decline in United States housing starts. The Company will periodically review the accounting valuation allowance and will reverse the charge partially or totally, when, and if, appropriate under FAS 109.

The valuation allowance as of December 31, 2007 consisted of $122 million related to tax assets for certain state and foreign loss carryforwards and $3 million related to other items.

The Company, or one of its subsidiaries, files income tax returns in the United States and other foreign jurisdictions. With limited exceptions, the Company is no longer subject to U.S. federal tax examinations for years before 2004 or state and local examinations for years before 2001. The Internal Revenue Service (“IRS”) effectively settled the Company’s United States income tax returns for 2004 and 2005 and will commence an examination in the first quarter of 2009 for the years 2006 and 2007. The Company is also under examination for the income tax filings in various state and foreign jurisdictions. Due to the potential for resolution of federal, state and foreign examinations,

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

24.	INCOME TAXES (continued)

and the expiration of various statutes of limitation, it is reasonably possible that the gross unrecognized tax benefits balance may change within the next 12 months by a range of zero to $25 million.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2008	2007
Balance as at beginning of period (in millions)	$163	$152
Purchase accounting adjustments related to the Acquisition	8	—
Tax positions related to the current year
Gross additions	2	3
Gross reductions	—	—
Tax positions related to prior years
Gross additions	4	13
Gross reductions	(3)	(6)
Settlements	(74)	1
Lapses on statutes of limitations	(5)	—

Balance at end of period	$95	$163

The Company classifies all interest and penalties as income tax expense. As of December 31, 2008 and 2007, the Company recognized $20 million and $21 million, respectively, in liabilities for tax related interest and penalties on its Consolidated Balance Sheets and $1 million and $2 million, respectively, of interest expense on its Consolidated Statements of Earnings (Loss).

25.	EMERGENCE FROM CHAPTER 11 PROCEEDINGS

On October 5, 2000 (the “Petition Date”), OCD and the 17 United States subsidiaries listed below (collectively with OCD, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “USBC”):

CDC Corporation	Integrex Testing Systems LLC
Engineered Yarns America, Inc.	HOMExperts LLC
Falcon Foam Corporation	Jefferson Holdings, Inc.
Integrex	Owens-Corning Fiberglas Technology, Inc.
Fibreboard Corporation	Owens Corning HT, Inc.
Exterior Systems, Inc.	Owens-Corning Overseas Holdings, Inc.
Integrex Ventures LLC	Owens Corning Remodeling Systems, LLC
Integrex Professional Services LLC	Soltech, Inc.
Integrex Supply Chain Solutions LLC

Until October 31, 2006, the date on which the Debtors emerged from bankruptcy, the Debtors operated their businesses as debtors-in-possession in accordance with the Bankruptcy Code. The Chapter 11 cases of the Debtors (collectively, the “Chapter 11 Cases”) were jointly administered under Case No. 00-3837 (JKF). The Debtors filed for relief under Chapter 11 of the Bankruptcy Code to address the growing demands on cash flow resulting from the multi-billion dollars of asbestos personal injury claims that had been asserted against OCD and Fibreboard Corporation.

Following a Confirmation Hearing on September 18, 2006, the USBC entered an Order on September 26, 2006 (the “Confirmation Order”), confirming the Debtors’ Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (as Modified) (the “Plan”), and the Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (the “Findings of Fact and Conclusions of Law”). On September 28, 2006, the United States District Court for the District of Delaware entered an order affirming the Confirmation Order

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

25.	EMERGENCE FROM CHAPTER 11 PROCEEDINGS (continued)

and the Findings of Fact and Conclusions of Law. Pursuant to the Confirmation Order, the Plan became effective in accordance with its terms on October 31, 2006 (the “Effective Date”).

Under the terms of the Plan and related Confirmation Order, asbestos personal injury claims against each of OCD and Fibreboard will be administered and distributions on account of such claims will be made, exclusively from the 524(g) Trust that has been established and funded pursuant to the Plan. In addition, all asbestos property damage claims against OCD or Fibreboard either (i) have been resolved, (ii) will be resolved pursuant to the Plan, along with certain other unsecured claims for an aggregate amount within the Company’s Non-Tax Bankruptcy Reserve (defined below), or (iii) are barred pursuant to the Plan and Confirmation Order. Accordingly, other than the limited number and value of property damage claims being resolved pursuant to clause (ii) above, the Company has no further asbestos liabilities.

Pursuant to the terms of the Plan, the Company is obligated to make certain additional payments to certain creditors, including certain payments to holders of administrative expense priority claims and professional advisors in the Chapter 11 Cases. The Company had reserved approximately $31 million as of December 31, 2008 to pay remaining claims in the Bankruptcy of which approximately $31 million relates to non-tax claims (the “Non-Tax Bankruptcy Reserve”). Pursuant to the Plan, the Company has established a Disputed Distribution Reserve, funded in the amount of approximately $31 million as of December 31, 2008, which is reflected as restricted cash in the Consolidated Balance Sheet, for the potential payment of certain non-tax claims against the Debtors that were disputed as of the Effective Date.

The amount for Chapter 11-related reorganization items in the Consolidated Statements of Earnings (Loss) consist of the following (in millions):

	Successor			Predecessor
	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006
Professional fees	$1	$2	$8	$111
Payroll and compensation	—	—	—	11
Investment income	—	—	1	(79)
Other, net	—	(2)	1	2

Total	$1	$—	$10	$45

26.	ACCOUNTING PRONOUNCEMENTS

In December 2008, the FASB issued FASB Staff Position (FSP) No. FAS 132(R)-1, “Employer’s Disclosure about Postretirement Benefit Plan Assets.” This FSP provides guidance on an employer’s disclosure about plan assets of a defined benefit pension or other postretirement plan. This staff position is effective for fiscal years ending after December 15, 2009 with early application permitted. Upon initial application, the provisions of this staff position are not required for earlier periods that are presented for comparative periods. The Company is in the process of evaluating the impact of adopting this statement on its disclosures.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This statement identifies a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with accounting principles generally accepted in the United States for nongovernmental entities. This statement was effective on November 18, 2008. The adoption of this statement had no impact on the Company’s Consolidated Financial Statements.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” This statement requires expanded disclosures concerning derivative instruments and hedging activities and their effects on an entity’s financial position, financial performance and cash

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

26.	ACCOUNTING PRONOUNCEMENTS (continued)

flows. It is effective for financial statements issued for years and interim periods beginning after November 15, 2008, with early application permitted. The Company adopted this statement effective January 1, 2009, and retrospectively recast the Notes to the Consolidated Financial Statements contained in this Report. The adoption of this statement resulted in additional disclosures.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements an Amendment of ARB 51.” This statement requires minority interests be reported as equity on the balance sheet, changes the reporting of net earnings to include both the amounts attributable to the affiliate’s parent and the noncontrolling interest and clarifies the accounting for changes in a parent’s interest in an affiliate. This statement is effective for financial statements issued for years beginning on or after December 15, 2008, including interim periods within that year. The provisions of this statement are to be applied prospectively, except that the presentation and disclosure requirements are to be applied retrospectively for all periods presented. The Company adopted this statement for noncontrolling interests in the Consolidated Financial Statements as of January 1, 2009, and retrospectively recast the Consolidated Financial Statements and the Notes to the Consolidated Financial Statements contained in this Report. The effect of the adoption of this statement was not material.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations.” This statement requires that in a business combination the acquirer recognize all purchased assets and assumed liabilities at fair value, that negative goodwill due to bargain purchases be recognized as a gain in the income statement and that acquisition costs and planned restructuring costs associated with the acquisition be separately recognized. This statement is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with an exception related to the accounting for valuation allowances on deferred taxes and acquired contingencies related to acquisitions completed before the effective date. This statement amends FAS 109 to require adjustments, made after the effective date of this statement, to valuation allowances for acquired deferred tax assets and income tax positions to be recognized as income tax expense. Beginning January 1, 2009, the Company will apply the provisions of this statement to its accounting for applicable business combinations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement became effective for financial statements issued for years beginning after November 15, 2007 and interim periods within that year. On February 12, 2008 the FASB issued FASB Staff Position (FSP) FAS 157-2. This FSP permits a delay in the effective date of FAS 157 to years beginning after November 15, 2008, for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The delay is intended to allow the Board and constituents additional time to consider the effect of various implementation issues that have arisen, or that may arise, from the application of FAS 157. On February 14, 2008, the FASB issued FSP FAS 157-1 to exclude SFAS 13, Accounting for Leases, and its related interpretive accounting pronouncements from the scope of FAS 157. The Company adopted this statement for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of January 1, 2008. The effect of the adoption of this statement was not material. The Company has adopted the statement for nonfinancial assets and nonfinancial liabilities on January 1, 2009 and does not expect the adoption of this statement to have a material impact on its Consolidated Financial Statements.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

27.	QUARTERLY FINANCIAL INFORMATION (unaudited)

	Successor
	Quarter
	First	Second	Third	Fourth
	(in millions, except share data)
2008
Net sales	$1,353	$1,574	$1,629	$1,291
Cost of sales	1,159	1,317	1,358	1,091

Gross margin	194	257	271	200
Earnings from continuing operations before interest and taxes	21	74	113	26
Interest expense, net	32	29	29	26
Income tax expense	2	2	892	35
Earnings (loss) from continuing operations	(13)	42	(806)	(34)
Net earnings (loss) attributable to Owens Corning	(13)	41	(807)	(34)

BASIC EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations attributable to Owens Corning common stockholders	$(0.10)	$0.31	$(6.35)	$(0.27)
Earnings (loss) from discontinued operations attributable to Owens Corning common stockholders	—	—	—	—

Basic net earnings (loss) per common share attributable to Owens Corning common stockholders	$(0.10)	$0.31	$(6.35)	$(0.27)

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations attributable to Owens Corning common stockholders	$(0.10)	$0.31	$(6.35)	$(0.27)
Earnings (loss) from discontinued operations attributable to Owens Corning common stockholders	—	—	—	—

Diluted net earnings (loss) per common share attributable to Owens Corning common stockholders	$(0.10)	$0.31	$(6.35)	$(0.27)

During the three months ended December 31, 2008, the Company recorded additional pretax earnings of $2 million ($2 million after tax) related to prior periods. The effect was not material to previously issued financial statements.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

27.	QUARTERLY FINANCIAL INFORMATION (unaudited) (continued)

	Successor
	Quarter
	First	Second	Third	Fourth
	(in millions, except share data)
2007
Net sales	$1,124	$1,282	$1,268	$1,304
Cost of sales	936	1,046	1,055	1,165

Gross margin	188	236	213	139
Earnings (loss) from continuing operations before interest and taxes	33	74	83	(46)
Interest expense, net	32	31	27	32
Income tax expense (benefit)	—	14	16	(38)
Earnings (loss) from continuing operations	1	28	39	(39)
Earnings from discontinued operations, net of tax	1	—	8	—
Gain (loss) on sale of discontinued operations, net of tax	—	—	66	(6)
Net earnings (loss) attributable to Owens Corning	2	27	112	(46)

Amounts attributable to Owens Corning common stockholders:
Income from continuing operations, net of tax	$1	$27	$38	$(40)
Discontinued operations, net of tax	1	—	74	(6)

Net earnings (loss)	$2	$27	$112	$(46)

BASIC EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations attributable to Owens Corning common stockholders	$0.01	$0.21	$0.30	$(0.31)
Earnings (loss) from discontinued operations attributable to Owens Corning common stockholders	0.01	—	0.57	(0.05)

Basic net earnings (loss) per common share attributable to Owens Corning common stockholders	$0.02	$0.21	$0.87	$(0.36)

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) from continuing operations attributable to Owens Corning common stockholders	$0.01	$0.21	$0.30	$(0.31)
Earnings (loss) from discontinued operations attributable to Owens Corning common stockholders	0.01	—	0.57	(0.05)

Diluted net earnings (loss) per common share attributable to Owens Corning common stockholders	$0.02	$0.21	$0.87	$(0.36)

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

The following Condensed Consolidating Financial Statements present the financial information required with respect to those entities which guarantee certain of the Company’s debt. The Condensed Consolidating Financial Statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company’s share of the subsidiaries’ cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investment in subsidiaries and intercompany balances and transactions.

Guarantor and Nonguarantor Financial Statements

As described in Note 15, Owens Corning issued $1.2 billion aggregate principal amount of Senior Notes. The Senior Notes and the Senior Credit Facilities are guaranteed, fully, unconditionally and jointly and severally, by each of Owens Corning’s current and future 100% owned material domestic subsidiaries that are a borrower or a guarantor under Owens Corning’s Credit Facilities, which permits changes to the named guarantors in certain situations (collectively, the “Guarantor Subsidiaries”). The remaining subsidiaries have not guaranteed the Senior Notes and the Senior Credit Facilities (collectively, the “Nonguarantor Subsidiaries”). As disclosed in Note 1, Owens Corning became the holding company and ultimate parent company of OCD and the other Owens Corning companies on October 31, 2006, as a part of the restructuring that was conducted in connection with OCD’s emergence from bankruptcy.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (continued)

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

FOR THE SUCCESSOR TWELVE MONTHS ENDED DECEMBER 31, 2008

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET SALES	$—	$3,809	$2,338	$(300)	$5,847
COST OF SALES	(49)	3,365	1,909	(300)	4,925

Gross	49	444	429	—	922

OPERATING EXPENSES
Marketing and administrative expenses	112	306	199	—	617
Science and technology expenses	—	51	18	—	69
Restructuring costs	—	2	5	—	7
Chapter 11-related reorganization items	—	1	—	—	1
Employee emergence equity program expense	—	20	6	—	26
(Gain) loss on sale of fixed assets and other	(88)	124	(68)	—	(32)

Total operating expenses	24	504	160	—	688

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	25	(60)	269	—	234

Interest (income) expense, net	118	(7)	5	—	116

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	(93)	(53)	264	—	118
Income tax expense (benefit)	40	840	51	—	931

EARNINGS (LOSS) FROM CONTINUING OPERATIONS EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	(133)	(893)	213	—	(813)
Equity in net earnings (loss) of subsidiaries	(680)	213	—	467	—
Equity in net earnings (loss) of affiliates	—	—	2	—	2

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(813)	(680)	215	467	(811)
Discontinued operations
Earnings (loss) from discontinued operations, net of tax	—	—	—	—	—
Gain on sale of discontinued operations, net of tax	—	—	—	—	—

Total earnings (loss) from discontinued operations	—	—	—	—	—

NET EARNINGS (LOSS)	(813)	(680)	215	467	(811)
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	2	—	2

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(813)	$(680)	$213	$467	$(813)

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (continued)

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

FOR THE SUCCESSOR TWELVE MONTHS ENDED DECEMBER 31, 2007

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET SALES	$—	$3,525	$1,701	$(248)	$4,978
COST OF SALES	(39)	3,034	1,455	(248)	4,202

Gross	39	491	246	—	776

OPERATING EXPENSES
Marketing and administrative expenses	85	315	98	—	498
Science and technology expenses	—	54	9	—	63
Restructuring costs	—	24	4	—	28
Chapter 11-related reorganization items	—	(1)	1	—	—
Employee emergence equity program expense	3	27	7	—	37
(Gain) loss on sale of fixed assets and other	(90)	95	1	—	6

Total operating expenses	(2)	514	120	—	632

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	41	(23)	126	—	144

Interest (income) expense, net	130	(9)	1	—	122

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	(89)	(14)	125	—	22
Income tax expense (benefit)	(20)	(43)	55	—	(8)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	(69)	29	70	—	30
Equity in net earnings (loss) of subsidiaries	164	86	—	(250)	—
Equity in net earnings (loss) of affiliates	—	—	(1)	—	(1)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	95	115	69	(250)	29
Discontinued operations
Earnings (loss) from discontinued operations, net of tax	—	9	—	—	9
Gain on sale of discontinued operations, net of tax	—	40	20	—	60

Total earnings (loss) from discontinued operations	—	49	20	—	69

NET EARNINGS (LOSS)	95	164	89	(250)	98
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	3	—	3

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$95	$164	$86	$(250)	$95

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (continued)

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

FOR THE SUCCESSOR TWO MONTHS ENDED DECEMBER 31, 2006

(in millions)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
NET SALES	$—	$557	$260	$(45)	$772
COST OF SALES	—	517	216	(45)	688

Gross	—	40	44	—	84

OPERATING EXPENSES
Marketing and administrative expenses	—	73	13	—	86
Science and technology expenses	—	30	—	—	30
Restructuring costs	—	19	1	—	20
Chapter 11-related reorganization items	—	10	—	—	10
Employee emergence equity program expense	—	5	1	—	6
(Gain) loss on sale of fixed assets and other	—	9	(1)	—	8

Total operating expenses	—	146	14	—	160

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	—	(106)	30	—	(76)

Interest expense, net	15	13	1	—	29

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	(15)	(119)	29	—	(105)
Income tax expense (benefit)	(6)	(35)	6	—	(35)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	(9)	(84)	23	—	(70)
Equity in net earnings (loss) of subsidiaries	(76)	17	—	59	—
Equity in net earnings (loss) of affiliates	—	—	—	—	—

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(85)	(67)	23	59	(70)
Discontinued operations
Earnings (loss) from discontinued operations, net of tax	—	(9)	(2)	—	(11)
Gain on sale of discontinued operations, net of tax	—	—	—	—	—

Total earnings (loss) from discontinued operations	—	(9)	(2)	—	(11)

NET EARNINGS (LOSS)	(85)	(76)	21	59	(81)
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	4	—	4

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(85)	$(76)	$17	$59	$(85)

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (continued)

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

FOR THE PREDECESSOR TEN MONTHS ENDED OCTOBER 31, 2006

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET SALES	$—	$3,751	$1,175	$(299)	$4,627
COST OF SALES	—	3,079	933	(299)	3,713

Gross	—	672	242	—	914

OPERATING EXPENSES
Marketing and administrative expenses	—	339	69	—	408
Science and technology expenses	—	41	7	—	48
Restructuring costs	—	12	—	—	12
Chapter 11-related reorganization items	—	45	—	—	45
Provision (credit) for asbestos litigation claims (recoveries)	—	(125)	125	—	—
Employee emergence equity program expense	—	(13)	—	—	(13)
(Gain) loss on sale of fixed assets and other	—	(133)	68	—	(65)

Total operating expenses	—	166	269	—	435

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	—	506	(27)	—	479

Interest expense, net	—	238	3	—	241
Gain on settlement of liabilities subject to compromise	—	(5,853)	(11)	—	(5,864)
Fresh-start accounting adjustments	—	(3,144)	225	—	(2,919)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	—	9,265	(244)	—	9,021
Income tax expense (benefit)	—	993	(2)	—	991

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	—	8,272	(242)	—	8,030
Equity in net earnings of subsidiaries	8,157	(243)	—	(7,914)	—
Equity in net earnings (loss) of affiliates	—	4	—	—	4

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	8,157	8,033	(242)	(7,914)	8,034
Discontinued operations
Earnings (loss) from discontinued operations, net of tax	—	125	2	—	127
Gain on sale of discontinued operations, net of tax	—	—	—	—	—

Total earnings (loss) from discontinued operations	—	125	2	—	127

NET EARNINGS (LOSS)	8,157	8,158	(240)	(7,914)	8,161
Less: Net earnings (loss) attributable to noncontrolling interests	—	1	3	—	4

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$8,157	$8,157	$(243)	$(7,914)	$8,157

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (continued)

OWENS CORNING AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

FOR THE SUCCESSOR AS OF DECEMBER 31, 2008

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$163	$14	$59	$—	$236
Receivables, net	—	239	337	—	576
Due from affiliates	662	671	135	(1,468)	—
Inventories	—	546	353	—	899
Restricted cash – disputed claims reserve	—	31	—	—	31
Assets held for sale – current	—	—	13	—	13

Other current assets	3	22	77	—	102

Total current assets	828	1,523	974	(1,468)	1,857

Investment in subsidiaries	4,975	1,383	—	(6,358)	—
Property, plant and equipment	456	1,279	1,084	—	2,819
Goodwill	—	1,094	30	—	1,124
Intangible assets	—	1,076	543	(429)	1,190
Deferred income taxes	—	110	(68)	—	42
Assets held for sale – non-current	—	3	—	—	3

Other non-current assets	23	74	90	—	187

TOTAL ASSETS	$6,282	$6,542	$2,653	$(8,255)	$7,222

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$101	$498	$513	$—	$1,112
Due to affiliates	898	78	492	(1,468)	—
Accrued interest	9	—	—	—	9
Short-term debt	—	—	30	—	30
Long-term debt – current portion	—	3	13	—	16
Liabilities held for sale – current	—	—	8	—	8

Total current liabilities	1,008	579	1,056	(1,468)	1,157

Long-term debt, net of current portion	2,108	33	31	—	2,172
Pension plan liability	—	212	96	—	308
Other employee benefits liability	—	252	18	—	270
Deferred income taxes	—	400	—	—	400
Commitments and contingencies
Other liabilities	428	91	27	(429)	117
OWENS CORNING STOCKHOLDERS’ EQUITY
Successor preferred stock	—	—	—	—	—
Successor common stock	1	—	—	—	1
Additional paid in capital	3,824	5,567	1,067	(6,634)	3,824
Retained earnings (accumulated deficit)	(803)	(592)	316	276	(803)
Accumulated other comprehensive earnings	(183)	—	—	—	(183)
Cost of common stock in treasury	(101)	—	—	—	(101)

Total Owens Corning stockholders’ equity	2,738	4,975	1,383	(6,358)	2,738

Noncontrolling interest	—	—	42	—	42

Total equity	2,738	4,975	1,425	(6,358)	2,780

TOTAL LIABILITIES AND EQUITY	$6,282	$6,542	$2,653	$(8,255)	$7,222

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (continued)

OWENS CORNING AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

FOR THE SUCCESSOR AS OF DECEMBER 31, 2007

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$40	$95	$—	$135
Receivables, net	—	246	475	—	721
Due from affiliates	135	629	115	(879)	—
Inventories	—	485	303	—	788
Restricted cash – disputed claims reserve	—	33	—	—	33
Assets held for sale – current	—	—	53	—	53

Other current assets	—	60	44	—	104

Total current assets	135	1,493	1,085	(879)	1,834

Investment in subsidiaries	5,847	1,378	—	(7,225)	—
Due from affiliates	—	25	—	(25)	—
Property, plant and equipment	472	1,263	1,042	—	2,777
Goodwill	—	1,146	28	—	1,174
Intangible assets	—	1,095	115	—	1,210
Deferred income taxes	20	505	(41)	—	484
Assets held for sale – non-current	—	—	173	—	173

Other non-current assets	16	79	104	—	199

TOTAL ASSETS	$6,490	$6,984	$2,506	$(8,129)	$7,851

LIABILITIES AND EQUITY
CURRENT
Accounts payable and accrued liabilities	$(2)	$558	$581	$—	$1,137
Due to affiliates	587	81	211	(879)	—
Accrued interest	10	1	1	—	12
Short-term debt	—	—	47	—	47
Long-term debt – current portion	—	1	9	—	10
Liabilities held for sale – current	—	—	40	—	40

Total current liabilities	595	641	889	(879)	1,246

Long-term debt, net of current portion	1,928	20	45	—	1,993
Due to affiliates	—	—	25	(25)	—
Pension plan liability	—	53	93	—	146
Other employee benefits liability	—	269	24	—	293
Commitments and contingencies	—	—	—	—	—
Liabilities held for sale – non-current	—	—	8	—	8
Other liabilities	—	154	7	—	161
OWENS CORNING STOCKHOLDERS’ EQUITY
Successor preferred stock	—	—	—	—	—
Successor common stock	1	—	—	—	1
Additional paid in capital	3,784	5,759	1,275	(7,034)	3,784
Retained earnings (accumulated deficit)	10	88	103	(191)	10
Accumulated other comprehensive earnings	173	—	—	—	173
Cost of common stock in treasury	(1)	—	—	—	(1)

Total Owens Corning stockholders’ equity	3,967	5,847	1,378	(7,225)	3,967

Noncontrolling interest	—	—	37	—	37

Total equity	3,967	5,847	1,415	(7,225)	4,004

TOTAL LIABILITIES AND EQUITY	$6,490	$6,984	$2,506	$(8,129)	$7,851

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (continued)

OWENS CORNING AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SUCCESSOR TWELVE MONTHS ENDED DECEMBER 31, 2008

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES	$—	$328	$(135)	$—	$193

NET CASH FLOW PROVIDED BY (USED FOR) INVESTING ACTIVITIES

Additions to plant and equipment	(74)	(218)	(142)	—	(434)
Proceeds from the sale of assets or affiliates	24	(3)	251	—	272

Net cash flow provided by (used for) investing activities	(50)	(221)	109	—	(162)

NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES

Proceeds from long-term debt	—	—	12	—	12
Payments on long-term debt	—	—	(9)	—	(9)
Payments of note payable to 524(g) Trust	—	—	—	—	—
Payments on revolving credit facility	1,135	—	—	—	1,135
Proceeds from revolving credit facility	(955)	—	—	—	(955)
Net increase (decrease) in short-term debt	—	—	(16)	—	(16)
Purchases of treasury stock	(100)	—	—	—	(100)
Parent loans and advances	133	(133)	—	—	—

Net cash flow provided by (used for) financing activities	213	(133)	(13)	—	67

Effect of exchange rate changes on cash	—	—	3	—	3

NET DECREASE IN CASH AND CASH EQUIVALENTS	163	(26)	(36)	—	101
Cash and cash equivalents at beginning of period	—	40	95	—	135

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$163	$14	$59	$—	$236

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (continued)

OWENS CORNING AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SUCCESSOR TWELVE MONTHS ENDED DECEMBER 31, 2007

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES	$—	$(325)	$507	$—	$182

NET CASH FLOW PROVIDED BY (USED FOR) INVESTING ACTIVITIES
Additions to plant and equipment	—	(194)	(53)	—	(247)
Investment in subsidiaries and affiliates, net of cash acquired	—	(53)	(567)	—	(620)
Proceeds from the sale of assets or affiliates	394	12	31	—	437

Net cash flow provided by (used for) investing activities	394	(235)	(589)	—	(430)

NET CASH FLOW USED FOR FINANCING ACTIVITIES
Proceeds from long-term debt	600	—	17	—	617
Payments on long-term debt	(54)	—	(31)	—	(85)
Payments of note payable to 524(g) Trust	—	(1,390)	—	—	(1,390)
Payments on revolving credit facility	(573)	—	—	—	(573)
Proceeds from revolving credit facility	713	—	—	—	713
Net increase (decrease) in short-term debt	—	—	(13)	—	(13)
Parent loans and advances	(1,080)	1,080	—	—	—

Net cash flow used for financing activities	(394)	(310)	(27)	—	(731)

Effect of exchange rate changes on cash	—	—	25	—	25

NET DECREASE IN CASH AND CASH EQUIVALENTS	—	(870)	(84)	—	(954)
Cash and cash equivalents at beginning of period	—	906	183	—	1,089

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$36	$99	$—	$135

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (continued)

OWENS CORNING AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SUCCESSOR TWO MONTHS ENDED DECEMBER 31, 2006

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES	$—	$19	$(4)	$—	$15

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	—	(60)	(17)	—	(77)
Investment in subsidiaries and affiliates, net of cash acquired	—	—	—	—	—
Proceeds from the sale of assets or affiliates	—	—	—	—	—

Net cash flow used for investing activities	—	(60)	(17)	—	(77)

NET CASH FLOW USED FOR FINANCING ACTIVITIES
Proceeds from long-term debt	—	24	5	(24)	5
Payments on long-term debt	—	—	(29)	24	(5)
Net increase (decrease) in short-term debt	—	—	1	—	1
Payments to pre-petition lenders	—	(55)	—	—	(55)

Net cash flow used for financing activities	—	(31)	(23)	—	(54)

Effect of exchange rate changes on cash	—	—	—	—	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	—	(72)	(44)	—	(116)
Cash and cash equivalents at beginning of period	—	978	227	—	1,205

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$906	$183	$—	$1,089

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

28.	CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (continued)

OWENS CORNING AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PREDECESSOR TEN MONTHS ENDED OCTOBER 31, 2006

(in millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES	$—	$(2,044)	$141	$—	$(1,903)

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	—	(218)	(66)	—	(284)
Investment in subsidiaries and affiliates, net of cash acquired	—	—	(47)	—	(47)
Proceeds from the sale of assets or affiliates	—	82	—	—	82

Net cash flow used for investing activities	—	(136)	(113)	—	(249)

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Payment of equity commitment fees	(115)	—	—	—	(115)
Proceeds from long-term debt	—	—	21	—	21
Payments on long-term debt	—	—	(13)	—	(13)
Net increase (decrease) in short-term debt	—	—	3	—	3
Payments to pre-petition lenders	—	(1,461)	—	—	(1,461)
Proceeds from issuance of bonds	1,178	—	—	—	1,178
Proceeds from issuance of new stock	2,187	—	—	—	2,187
Debt issuance costs	(10)	—	—	—	(10)
Parent loans and advances	(3,240)	3,240	—	—	—
Other	—	2	—	—	2

Net cash flow provided by financing activities	—	1,781	11	—	1,792

Effect of exchange rate changes on cash	—	—	6	—	6

NET DECREASE IN CASH AND CASH EQUIVALENTS	—	(399)	45	—	(354)
Cash and cash equivalents at beginning of period	—	1,377	182	—	1,559

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$978	$227	$—	$1,205